UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K/A
                               (Amendment No. 3)

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): May 20, 2014

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


            671 Westburne Dr, Concord, Ontario L4K 4Z1, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This Current Report on form 8-K (this "Report"), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (the "SEC"), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to be "forward-looking statements" within the meaning of as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"). Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Report and those reports, statements, information and announcements


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

address activities, events or developments that the issuer Empire Global Corp., a Delaware corporation (together with its subsidiaries (i.e Multigioco Srl. hereinafter referred to as "we," "us," "our," or "our Company" unless context otherwise requires) expects or anticipates, will or may occur in the future. Any statements in this Report about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "will continue," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Report.

The risk factors referred to in this Report could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except where we are required to provide updates as required by law. The risks and uncertainties described below are not the only ones we face. New factors emerge from time to time, and it is not possible for us to predict all that may arise. There may be additional risks not presently known to us or that we currently believe are immaterial to our business and that become material to our business. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any of the events or factors occur that we identify as risks, or that result from other unforeseen risks, our business, operating results, liquidity and financial condition could be materially and adversely affected. Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this Report are based on our management's own reasonable estimates.

Explanatory Note.

This Amendment No. 3 to form 8-K (this "Amendment") amends the Current Report on form 8-K filed on August 19, 2014 (the "Amended Filing").

The Company is filing this Amendment to report a clerical error discovered by a follow up proof reading. This report corrects the entries on the Proforma Balance Sheet of Multigioco Srl for the period ended december 31, 2013 to properly express the values of Total stockholders' equity of $1,783,922 replacing the incorrect entry of $1,727,572 as well as the value for Total liabilities and stockholders' equity $3,254,078 replacing the incorrrect entry of $3,197,727.

1.01 Entry into a Material Definitive Agreement

On May 15, 2014, we entered into a Share Exchange Agreement (the "Initial Exchange Agreement") with Giuseppe Joe Parolini, a business person residing in Ontario, Canada ("Parolini") to acquire 840 shares or 70% of the issued and outstanding stock of Multigame Enterprise Limited a Maltese Limited Liability
                                         2
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Company. On August 15, 2014, the Company rescinded the Initial Exchange
Agreement retroactive to the effective date of the Initial Exchange Agreement on May 15, 2014, as described in better detail under Item 1.02 of this report.

On August 15, 2014, the Company and Doriana Gianfelici a business person with a principal address at Via Frascineto 24, Rome, Italy and Newgioco Srl ("Newgioco Srl") represented by its principal shareholder, Beniamino Gianfelici a business person with a principal address at Via G. Martorelli 72, Rome, Italy (collectively hereinafter referred to as the "Sellers" or "Investors") entered into a Share Purchase Agreement (the "Purchase Agreement") with a Closing Date of August 15, 2014 (the "Closing Date"), which replaces and supersedes the Initial Exchange Agreement.

The Purchase Agreement contemplated the acquisition (the "Acquisition") by the Company of 100% of the equity ownership interest (the "Multigioco Equity Interest") in Multigioco Srl., a corporation organized under the laws of the Republic of Italy ("Multigioco") which upon Closing of the Purchase Agreement, Multigioco would become a wholly owned subsidiary of Empire. As previously reported, Multigioco is a gaming operator licensed by the Amministrazione Autonoma Monopoli di Stato ("AAMS") in the business of operating gaming websites and betting shops throughout Italy. Pursuant to the Agreement, after the Closing the Company may also deploy a reorganization of the Multigioco business plan to improve profitability which may include a broad range of business process models and strategies or acquire additional licences while terminating or selling others that are deemed unproductive, low margin, high risk or expensive.

Under the Purchase Agreement, the Company agreed to pay the purchase price of EUR 1,000,000 in cash for the Multigioco Equity Interest. In lieu of cash at the Closing, the Company agreed to issue 2,000,000 (two million) shares of our common stock (the "Exchange Shares") to the Sellers which, following such issuance, would equal approximately 9.7% of our then outstanding shares of Common Stock. In addition, the Company has the right to repurchase the Exchange Shares for the cash payment of EUR 1,000,000 on or before September 30, 2014.

The Purchase Agreement dated August 15, 2014 is included as Exhibit 10.1 to this current report and constitutes the legal document that governs the terms of the Acquisition and the other transactions contemplated thereby.

Item 1.02 Termination of a Material Definitive Agreement.

On May 15, 2014, we entered into a Share Exchange Agreement (the "Initial Exchange Agreement") with Giuseppe Joe Parolini, a business person residing in Ontario, Canada ("Parolini") to acquire 840 shares or 70% of the issued and outstanding stock of Multigame Enterprise Limited ("Multigame") a Maltese Limited Liability Company.

On June 30, 2014, the closing date of the Initial Exchange Agreement was extended to July 30, 2014. Pursuant to the terms of the Initial Exchange Agreement the sellers (or as defined in the Initial Exchange Agreement "Investors") were unable to satisfy provisions of the Conditions To Obligations of Empire clause 6.1, 6.2 and 6.4.

The Company believes that restoring Initial Exchange Agreement is not in the best interests of our shareholders. As a result, and for reasons of non-performance, the Initial Exchange Agreement is vacated and rescinded retroactive to the effective date of the Initial Exchange Agreement on May 15, 2014. A copy of the Letter of Rescission is included as Exhibit 10.2 to this current report.

As reported on the Company's quarterly report on form 10-Q filed August 11, 2014, although the Company was not obligated to do so, the Company has made payments of $50,000 to Multigioco recorded as deposits on acquisitions as well as payments for legal and auditing work which are recorded as accounts payable and accrued liabilities and under advances from stockholders to preserve the proposed acquisition of Multigioco. As a result of the rescission of the Initial Exchange Agreement the Company will not have any past or on-going financial or other obligations under the Initial Exchange Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

Summary of terms of the Acquisition

On August 15, 2014 we completed the Acquisition and consummated the Purchase Agreement by issuing an aggregate total of 2,000,000 shares to Doriana Gianfelici and Beniamino Gianfelici each of whom qualify as Accredited Investors under Regulation D, (See Item 3.02 Unregistered Sales of Equity Securities of this current report on form 8-K) (the "Closing"). As a result of the Acquisition and the issuance of the Exchange Shares, there are now 20,675,800 shares of our common stock outstanding, on a fully diluted basis.

The issuance of the shares of our common stock pursuant to the Purchase Agreement was made in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D promulgated thereunder. As such, the shares of our common stock issued to Doriana Gianfelici and Beniamino Gianfelici in connection with the Purchase Agreement may not be offered or sold unless they are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.

For accounting purposes, the Purchase Agreement described above was treated as a business combination resulting in Empire Global Corp. being the accounting acquirer. Prior to the Acquisition, we were a shell company with no business operations. As a result of the Acquisition, we are no longer considered a shell company (See Item 5.06 Change in Shell Status of this current report on form 8-K).

Pursuant to Item 2.01(f) of form 8-K, the information that would be required if we were filing a general form for registration of securities on form 10 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are forth below. The information below corresponds to the item numbers of form 10 under the Exchange Act.

OUR BUSINESS

Note: For better clarity, other than Newgioco Srl (the corporate enterprise) being a majority shareholder of Multigioco Srl, the interest of which is being acquired by the Company, the business of Newgioco Srl does not form any part, nor is it an acquisition pursuant to the Acquisition contemplated by this Agreement. Some references to Newgioco srl are made from time to time in this report for comparison purposes only, such as to describe the variance between an "online" licenced operator (i.e. Multigioco) and a "land-based" licenced operator (i.e. Newgioco Srl). The newgioco.it website is an online portal owned by Multigioco and is included in the Multigioco business, it is not owned by Newgioco Srl.





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

General Description and History of Empire Global Corp. business.

Description

The Registrant, Empire Global Corp. (the "Company" or "Empire") is a U.S. holding company. Prior to the Acquisition contemplated herein, we had no material assets, after the consummation of the Acquisition we now have a wholly owned subsidiary Multigioco Srl through which we offer gaming and wagering venues in Italy as reported herein. We are authorized to issue an aggregate amount of eighty million (80,000,000) shares of common stock with a $0.0001 par value, and twenty million (20,000,000) shares of preferred stock with no par value. Each shareholder of the common stock shall be entitled to one vote for each share of common stock held. As of December 31, 2013 there were 18,675,800 shares of common stock outstanding and as a result of the Acquisition contemplated herein we now have 20,675,800 shares of common stock issued and outstanding and no preferred shares of stock outstanding.

History

We were incorporated as Pender International, Inc. ("Pender") under the laws of the state of Delaware on August 26, 1998. Since inception, the Company has explored a number of business ventures and in conjunction with the various business opportunities has changed its name.

In September 2005, contemporaneously with a plan of reorganization aimed at pursuing business opportunities in Canada and China the Registrant changed its' name to Empire Global Corp. These business ventures proved to be difficult and unsustainable, therefore where abandoned. At that time, we became a shell company with the sole purpose of merging with or acquiring an operating entity.

On August 15, 2014 we completed the Acquisition of 100% ownership in Multigioco Srl. an Italian corporation. Multigioco as a result of the Acquisition our business is now a licensed gaming operator offering land based and internet based gambling in Italy.

General Description and History of Multigioco Srl. Business

Description

Multigioco Srl. is a corporation organized on November 4, 2010 under the laws of the Republic of Italy. Its corporate charter authorizes 2 shares of one class of stock being "ordinary shares" which is analogous to common stock. Multigioco has issued 2 of those shares which, as a result of the foregoing transactions, 100% of the capital is now owned by Empire. Its revenues are derived from its gaming operations with online website gaming, sports betting terminals and approximately 850 betting shops throughout Italy.

While the multigioco.it website offers wagering in many categories outside of sports, Multigioco intends to capture a larger share of the Italian market by focusing on the Serie A, B and C Soccer (Calcio), Online Poker, Casino and Skill Games as well as Italian horse racing and Online Slots.

Multigioco's mission is to offer a user-friendly, market-leading website for nline wagering, including sports betting and casino gaming (traditional casino, live casino, poker, bingo and interactive skilled games) combined with a large footprint of strategically located distribution of land based betting shops for its gaming products to promote the 'Newgioco' brand image throughout Italy.

As an AAMS licensed operator, Multigioco is also a White-label Service Provider. As described in greater detail elsewhere in this report, a White-label product or service is a product or service produced by one company (often called the "Dealer" or the licensed operator) that other companies (often called the "Marketers" or "Promoters") rebrand but retain the legal and licensing obligations and operating specifications of the Dealer. White-label sites are common in the online gaming business. As a result, we will face competition with other sites that may be White-labeled by other providers and are therefore responsible for building our own brand affinity and brand recognition in the Italian market.

We utilize, a third party gaming service provider based in Italy, to provide and operate all aspects of Multigioco's online gaming website including servers, routers and software development for the Multigioco branded website (the "websites") operations, sportsbook trading, telephone betting operations, licensing, website hosting, payment solutions, security and first line support of gaming related questions, servers and routers.

We re-launched our main gaming website www.multigioco.it in November 2012 under our Service Provider agreement with Microgame S.p.A. ("Microgame") to develop and host our new website layout, design and functionality, and finalized our marketing and rollout plan. We own our branded websites in accordance with our AAMS licencing requirements, the website urls are listed as follows:

  - www.multigioco.it
  - www.newgioco.it
  - www.lovingbet.it
  - www.arcticpoker.it
  - www.adgame.it
  - online.giocoeguadagno.it

Our Multigioco AAMS license and Microgame Services Agreement are outlined in greater detail elsewhere in this report.

History

Our business was founded under the original corporation known as Newgioco Srl. which operated under a Service Provider agreement with Snai S.p.A. offering land based gaming venues and online gaming at www.newgioco.it which went live on October 10, 2005. In December 2007, Newgioco Srl entered into a new Service Provider agreement with Microgame allowing Newgioco Srl to roll-out a shops-based business strategy and offering gaming accounts for players.

On June 16, 2010, Newgioco Srl launched a second gaming website www.multigioco.it adding new online gaming products and services focussed on end-user gaming offerings.

The founders of Newgioco Srl determined that they could capitalise on a shift in the online gaming market by switching to a shops-based model or third-party partnership network to expand its geographic footprint and distribution of gaming offerings throughout Italy. Therefore, on November 4, 2010 the founders organised a new company, Multigioco Srl (the new "Company") with Newgioco Srl holding a 66% interest in the new Company. Multigioco remained a privately owned shell company until the completion of a spin-off transaction as follows.

On March 23, 2011 Multigioco entered into a new Service Provider agreement with Microgame intended to replace and supersede the previous engagement with Newgioco Srl to take effect as soon as Multigioco obtained a new AAMS license.


                                         6
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Multigioco was granted its new AAMS license and contemporaneously with authorization to 'go-live' on July 4, 2012, merged all of Newgioco's online client base and its two websites www.newgioco.it and www.multigioco.it under this new license, while Newgioco's old online license was terminated leaving Newgioco Srl with only a land based license (the "Spin-off Transaction").

Gaming Offerings

Multigioco's online gaming website and shops offer the following gaming line-up:

  - Sports Betting: Considered the largest and most well-known industry segment offering both pre-live and live in-game betting opportunities for a wide variety of sports.
  - Online Casino: traditional casino games, live casino, poker, bingo and interactive skilled games including:
    * Traditional Casino Games: Automated casino games such as roulette, blackjack and baccarat and slot machines
    * Live Casino Games: Table games which are broadcast via live video stream with real dealers and Croupiers that attempt to convey the atmosphere of a physical casino.
  - Poker: Texas Hold'em and Omaha in both cash and tournament format.
  - Other Skilled and Interactive Games such as:
    * bingo; and
    * other skilled and interactive games that are programmed with random number generation to ensure constant fairness for all parties and that can be played for real money or free play. The games are typical cards game played by Italian people such as tresette (3 Sevens), scopa (Sweep) and briscola (Trump).

Multigioco gaming offerings are available through its web-based platform serving players directly under the branded website multigioco.it. In addition to its own branded website, Multigioco provides the following through newgioco.it:

  - 2 landing pages (a) named sbancatutto.it (focussed on poker) and adgame.it (focussed on sports betting); and
  - 2 White-label websites (b) named articpoker.it (focussed on betting shops) and lovingbet.it (a multiservice utility for franchise shops that combined with a typical games pack, may also provide ancillary electronic transaction services such as payments of utility bills, television, cell phone SIM Recharge and so on).

Note (a): A Landing page refers to a webpage that is generally owned by a promoter (which can also be referred to as a betting shop) which redirects their marketing (social network, friends or other forms of marketing) to this webpage. Apart from a few advertisements, the landing page links patrons to sign-up or register directly on the newgioco.it main page except that a promotional code is tied to the link, such that the web promoter can funnel his marketing through a subnet. In the case of Italy the entire subnet (a subnet is a logical grouping of connected network devices. Nodes on a subnet tend to be located in close physical proximity to each other such as on a LAN) must be connected to the AAMS network.
Note (b): A White-label page is a complete gaming website (similar to the main website of the licenser (in our case Multigioco)) but with the interface and logo of the Promoter. The Promoter earns fees according to the turnover generated through their website.




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

Licenses and Permits

Multigioco is licensed by the AAMS and operates under a third party Service Provider agreement with Microgame S.p.A. The Microgame Service Provider agreement is outlined in greater detail under the section entitled CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS written elsewhere in this report.

Multigioco AAMS License

As described elsewhere in this report, on July 4, 2012, Multigioco was granted its AAMS license and authorization to 'go-live'. Each AAMS licensed operator is posted on the regulators website. Our details can be viewed at the following link:

(http://www.aams.gov.it/site.php?id=11760&cod_tipo_gioco=&codconc=asc&&pager=5)

The data available on the AAMS web link provides our license number, company name, the channel or distribution method for gaming products, and the website url owned by us (the "licensor"). Access to this information provides players with confirmation that we are current in our license requirements, that our websites are connected to the AAMS network and that the client accounts are legal, secure, and significantly, that games are compliant with the Random Number Generator (RNG) for poker and casino games.

License Number  Licensor          Distribution Method   Name of Site
                                  Or Channel

15133           Multigioco Srl.   INTERNET              WWW.NEWGIOCO.IT
                                  INTERNET              WWW.LOVINGBET.IT
                                  INTERNET              WWW.MULTIGIOCO.IT
                                  INTERNET              WWW.ARTICPOKER.IT
                                  INTERNET              WWW.ADGAME.IT
                                  INTERNET              ONLINE.GIOCOEGUADAGNO.IT

Our AAMS online licence expires on June 15, 2021.

Company Websites

Multigioco websites are tailored for the Italian gaming market. The Company maintains a web-based platform directly under the branded websites multigioco.it and newgioco.it, (the main "channels") serving players and shops respectively. There are some variations in website style because Multigioco offers different services through each channel. Newgioco.it is mainly devoted to shops such that the marketing for this brand is dedicated to campaigns aimed at shop commission programs, branding, and proposals or marketing for prospective operators to become a "Newgioco Shop". Whereas, multigioco.it is more dedicated to the end-user, by focusing on campaigns and gaming offerings directed at players, such as welcome bonuses, rake back for poker players, etc. The websites are only published in the Italian language. Multigioco may include additional languages if it is determined that such additional websites are commercially viable and if we agree to pay Microgame additional development fees. Presently we have no plans to expand our website to include additional languages.

The AAMS requires that all websites are owned only by the license holder, therefore, the Company owns all of the website urls under its license and either directly operates the websites or alternatively rents the websites to third party Promoters as follows:

Websites operated directly:         www.multigioco.it
                                    www.newgioco.it
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

Websites rented to third parties:   www.lovingbet.it
                                    www.arcticpoker.it
                                    www.adgame.it
                                    online.giocoeguadangno.it

In relation to the third party or rented websites, the administrative, marketing strategies and costs is the Promoter's ("partner", "shop" or "agent") responsibility. The Promoter may incorporate special promotions, draws and incentives to drive players to their rented website to increase gaming turnover or visits. Generally, these Promoters operate in areas that are remote or distant from our central operations based in Rome, therefore, some promotions may be local events in the jurisdiction surrounding the "home base" of the Promoter. The relationship with local shops and players from the Promoter region remains directly with the Promoter since there could be regional nuances that attract their clientele to our gaming offerings. However, the gaming business belongs to the underlying licensor or in our case 'Multigioco' and is included in our overall financial results as gaming turnover. In 2013, this result is included in the EUR 71,785,888 million we report as gaming turnover.

The Promoter does not have any direct access to gaming accounts and is therefore not legally responsible or liable for maintaining gaming account balances. As a result, the licensor is legally responsible for compliance and client gaming account control, therefore, is also legally required to ensure that all payouts due to players are credited to each players' gaming account and are available to players within 7 working days of the play. Please refer to the section entitled CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS written elsewhere in this report for a detailed description of our White-label Services Agreements.

Multigioco Srl Business Development

From December 2007 until May 2012 our footprint in Italy grew to 249 betting shops with 8,461 customers distributed through Campania region and Lazio. Between May 2012 and December 2013 distribution almost tripled to 754 shops in 47 Provinces and 253 cities and multiplied our client base to 20,000 customers and 20 agents servicing our shops. During these combined periods our Coin-in gaming revenue increased from EUR 34.2 million to EUR 71.7 million and our GGR doubled from EUR 2.3 million to EUR 4.8 million.

We are pursuing the acquisition of gaming operators in Italy that are seeking to augment product selection, improved reliability, greater profit margins, human resources and other ancillary benefits arising from being affiliated with a larger enterprise. Our initial strategy is to acquire such operators but we will also consider entering into joint venture agreements or rebranding relationship with these operators by licensing our Newgioco Rebranding Blueprint ("Rebranding Blueprint"). Once we have successfully established our Rebranding Blueprint at an operator, we believe the operator will be able to capitalise on our customer draw to increase their earnings potential.

Further, the success of any operators that we may acquire will depend on the efficacy of their management to implement our standard operating procedures, maintain their existing client base and expand through tools gained in a relationship with us.

We are currently conducting due diligence on a number of operators in Italy that are currently run by sole practitioners or family entities. In this regard, we have identified certain opportunities that we believe will yield substantial revenues if an acquisition ensues or is warranted. We believe that revenues for each operator could be increased by reducing overhead, improving efficiencies and gaming margins, employing our Rebranding Blueprint and strategies.

Italy has declared a moratorium on granting new online gaming operator licenses as a result, we believe there is an opportunity to expand the revenues of the target operators, by essentially operating multiple entities with the overhead of one. We believe we will be able to increase revenues and profits for these operators with professional management and enhanced standard operating practices.

Employees

At the time of this report, we have 7 employees that work directly for Multigioco at its head office and 20 agents that service our remote shops and venues in the field.

Our in-house staff and their duties are as follows:

  Beniamino Gianfelici - Chief Executive Officer
  Alessandro Marcelli - Chief Operating Officer and Business Development Manager Doriana Gianfelici - Chief Financial Officer and Technical Administrator Arianna Calcari - Customer Service Associate
  Federica Argilli - Customer Service Associate
  David Testa - Customer Service Associate
  Maria Antonietta Bleve - Customer Service Associate
  Pasquale Palazzo - Risk Manager

Multigioco's current Chief Executive Officer, Beniamino Gianfelici does not currently draw a salary in his role. However, after completion of the Acquisition Mr. Gianfelici, like Mr. Ciavarella will determine their respective duties and roles as fittingly required.

Additional Employees

Aside from the possible assimilation of additional employees gained from a merger or acquisition with some of our targeted operators, we anticipate the addition of at least 2 to 3 new employees to assist with our current needs.

Agents, Contractors and Outside Sales Representatives

As of the date of this report we are billed from time to time by 20 field Agents that are under contract with certain resellers and Promoters. In addition, we also contract services providers on an as needed basis and pay commissions to Outside Sales Representatives (i.e. "Commercial Director"). Our current required outside service positions are as follows:

  1 Commercial Director (Gennaro Manfrecola, Naples, Italy)
  1 Webmaster as required
  1 Marketing Director as required

Properties

At the time of this report, Multigioco does not own any properties however we do rent a corporate head office located at Via J.F. Kennedy, 6 Grottaferrata, Roma.

Sources of Revenue and Projected Growth

Multigioco's net gaming revenues (also referred to as NGR) are derived by subtracting total winnings and AAMS taxes from total wagers. To gain market share on sports wagering, Multigioco may set the odds slightly lower than its competitors, however, the Company cannot control the amount or percentage revenues it earns on either sports betting or horse racing as it cannot control the outcome of the event. In terms of casino gaming machines, the Company also cannot control revenue from casino games because payout is a fixed percentage based on guidelines set out by the AAMS (generally 97%) and programmed by producers of the casino software. Multigioco determines fees based on industry standards for poker and fixed revenue by law (30%) with respect to bingo.

In addition, revenue is also driven by the number of users (bettors), who we assume will bet an average of EUR 200 per month. Based on industry averages, Multigioco estimates that for each euro bet, the Company will receive gross revenue of 6%. Microgame provides services to many licensers and also acts as the clearinghouse (c), to remit or receive the winning in a network game (d) (such as poker) on the 7th of each subsequent month. Furthermore, on the same date, each licenser remits their share of dues to Microgame for maintenance of the Peoples network (e).

Note (c): In a network game on a cash table, when a player registered to one licensor wins against a player registered with a different licenser, the amount of that win is immediately "credited" to the winning players' account at their licensor then subsequently paid out to this winner. On a monthly basis, Microgame acts as a clearinghouse to sweep the account of the loosing player at the loosing licensor and remits the winnings to the licensor of the winner.
Note (d): Network games are games (such as poker) where a number of different players registered to more than one licenser play together at the same table one against each other. Microgame administers the clearing and settling of payments between the network gaming operators and polices anti-collusion activities.
Note (e): Each month all licensed operators enrolled on the Peoples Network
          ("Peoples", a trademark company 100% owned by Microgame S.p.A.) pay dues based on their NGR produced on casino and poker rake. These dues are pooled by Peoples to pay network players bonuses, additional jackpots or refunds resulting from system or machine malfunction. Multigioco pays an average of EUR 6,000 in dues to People's on a monthly basis. People's is a multi-operator network offering an online skill games, poker and bingo market while sharing liquidity in a single community. The People's Network, links more than 1.9 million registered gaming accounts and over 70,000 simultaneous players at peak traffic periods making the network the most widely used online player community in Italy.

As detailed below, our current client base represents an estimated 22,000 users in March 2014. We project total users to increase at the end of years 1, 2, and 3, to reach 40,000, 80,000, and 100,000 respectively which tapering-off we believe to be a conservative assumption. The assumed growth in users is expected to occur through aggregation of other operators as well as organically through brand recognition.

Other observations

We also hypothesize that by implementing our Rebranding Blueprint and incorporating an aggressive marketing plan aimed at a sports betting audience through strategic alliances with professional sports clubs and celebrities ahead of special sports events such as the World Cup and EuroCup tournaments may drive gamblers to our website and shops thereby increasing our revenue performance. Although we have no direct evidence for this effect, it is another aspect of the tactical application of our Rebranding Blueprint that we intend to study in formal operational trials such as future World Cup or EuroCup tournaments. We do have indirect support for the hypothesis, however, that provides us with encouragement to undertake such a study. During our development phase between June 2012 and June 2013 we managed to double our combined Coin-in and resulting GGR by strategic allocation of marketing media to the sports betting audience during international calico matches.

Clearly the relationship between tactical target marketing and resulting wagers exists and requires continuous application to refine and improve its effectiveness and efficacy.

We also believe that a thorough review of the Multigioco business plan may reveal opportunities to improve profitability through a broad range of business process models and strategies as well as techniques to trade, transfer or dispose of unproductive shops, high cost locations, low margin venues which may carry more risk than reward or acquire additional licences while terminating or selling others that are deemed unproductive, low margin, high risk or expensive.

Intellectual property

The Rebranding Blueprint is a Multigioco trade secret and we have no patent or copyright protection in place. Without formal intellectual property ("IP") protection, our Rebranding Blueprint is vulnerable to theft or being copied. Although trade secret protection is often chosen as means to protect IP, it leaves a company with few options to take action if a third party manages to reverse engineer or copy the trade secret. To protect our interests, we do not provide any information on our Rebranding Blueprint to third parties without a Non-Disclosure Agreement ("NDA") in place. We intend to strengthen our IP protection options with copyright protection. We also intend to evaluate obtaining Trademark protection for our Rebranding Blueprint.

Sales and Marketing

Currently, we plan to attend as exhibitors and make presentations at specialised gaming conferences such as the annual ICE gaming tradeshow in London, England, as well as regional and local gaming fairs throughout Italy and major professional sporting events.

In addition, we plan to establish a strong presence online and to implement social network marketing strategies. Our goal is to establish our company as a national brand across Italy, so that our patrons can expect and receive consistent customer service, ethical standards, fairness, cleanliness, reliable gaming hardware and terminals and convenience at any facility that we operate. We intend to further develop our sales and marketing strategies for our Rebranding Blueprint by engaging outside marketing consultants once sufficient financial resources are available to do so.

Customers

We currently have approximately 22,000 client accounts and estimate that our customer base will increase to 80,000 in 3 years based on projections supplied by our rebranding strategy. These clients range in age from 18 through 79 and are a mix of 70 % male/30% female. In addition, we classify our patrons as sports betters versus casino and card game players. Our live in-house database analysis finds that our customer base is more likely to favour sports betting yielding the highest percentage of our GGR at 50% of revenues which is representative of industry metrics.

Our internal analysis also shows different gaming patterns emerge from our male and female patrons. Male players prefer sports-bets, while about 10% of them explore also Casino and Poker. Alternatively, female player prefer Casino and Bingo while only 1% try our other game offerings like poker or sports-bets, lotteries and so on.

Sports-Bet: We currently have an average of 8,100 players per month (about 37% of our total gaming account) that place at least 3 bets every week, for a total of 12 bets per month per player. The total number of monthly bets on our license averages between 95,000 and 100,000 tickets. The average of the amount played per ticket is EUR 6.4 such that each player that places 12 bets spends EUR 76.8 per month.

Casino: We have an average of 700 unique players participating in casino games (generally about 3% of all gaming account and 8.6% of the Sports-Bet players). Each Casino player generates coin-in revenue of EUR 3,000 per month which represents a profit of EUR 94 per player per month. The profit of EUR 94 is also the metric used to measure our casino performance in "spending" of a casino player.

Poker: We have an average of 800 unique players participating in Poker games through our website (about 3.6% of all gaming account and 9.8% of the Sports-Bet players) per month. Each Poker player generates coin-in revenue of EUR 2,896 per month which represents a profit of EUR 103 per player per month. We also use the profit metric of EUR 103 used to measure our casino performance in "spending" of a Poker player.

Most of our patrons are located in Central to South Italy with the highest concentrations in larger centers such as Rome and Naples.

We expect that the individual patrons from the operators we acquire will continue to utilize the services of the acquired operator. The operators we are now evaluating or attempting to acquire have existing revenues from individuals who frequent their establishments and venues. In addition to this base of customers, we plan to pursue additional licences, contracts and relationships with institutions, both in the private and public sectors that will attract and secure new bettors that use the services of competitors.

Competition

We compete with a number of public and private companies, which provide land based and/or online gaming. In addition to known current competitors, traditional land based casino operators and other entities, many of which have significant financial resources, and occupy entrenched positions in the market and name-brand recognition, may provide Internet gaming services in the future, and thus become our competitors.

Particularly, Multigioco faces direct competition from established online gambling sites like GTECH (Lottomatica), 365sport.it, bwin.com, AllInBet and many others. However, the Company has several advantages at its side, primarily, services that are tailored to calcio (soccer) enthusiasts. Most notably, Multigioco invests significant resources to calcio-focused marketing; fan engagement, live-streaming of calcio games; employ industry leading software; and is actively considering potential Italian celebrity partners.

We believe the principal competitive factors in our industry that create certain barriers to entry into the market that include but are not limited to reputation, technology, financial stability and resources, proven track record of successful operations, critical mass (particularly relating to online poker), regulatory compliance, independent oversight and transparency of business practices. While these barriers will limit those able to enter or compete effectively in the Italian market, it is also likely that new laws and regulations of governmental authority will be established in the future that will also offer barriers to new competitors.

Increased competition from current and future competitors may, in the future, materially adversely affect our business, revenues, operating results and financial condition.

Our ad hoc internal research indicates that Italian gaming business is highly fragmented and is characterised by 10 main concessionaires, 3,000 - 3,500 machines operators offering gaming services in more than 110,000 public venues. In addition, the supply and distribution chain includes numerous enterprises comprised of both retailers and operators in multiple sectors serving the gaming industry, employing over tens of thousands of personnel. This unverified review also suggests that as of the date of this report, there is little, if any active consolidation of operators going on in the gaming industry. Based on these numbers, we believe that our competition is also highly fragmented and that our strategy of acquiring operators, implementing our Rebranding Blueprint and standardizing our service as a national brand will provide us with a competitive advantage over individualized operators that have a sole practitioner or a only a few partners.

The operators that we are seeking to acquire are generating attractive revenues and profits by operating under these principals. By bringing consistent management, standardized service, a national brand as well as accounting and administrative efficiencies to the operators we acquire, we hope to establish a competitive advantage and co-exist with these large providers of similar services.

Research and Development

We have not conducted any formal operational development research to directly compare the effectiveness of our Rebranding Blueprint against current advertising and marketing approaches to measure our hypothesized increase in client draw. Our evidence on the effectiveness of our Rebranding Blueprint is empirical only and consists of our own internal studies using subjective evaluations of betting by patrons who have been subject to our Rebranding Blueprint.

Governmental Regulation

General

Under Italian Criminal Law all gambling is illegal regardless of where it is organized. However, the law also recognizes there is a difference with games of luck and games where the outcome depends on the player's skills. Sports-betting, lotteries and some other activities fall into the category of legal and regulated gambling activities.

In Italy, the Amministrazione Autonoma dei Monopoli di Stado - Autonomous Administration of the State Monopolies (AAMS) a State Agency of Customs and Monopolies is granted the power to issue licenses and regulate other gambling matters.

Prior to legalizing some forms of activities under certain conditions, Italy prohibited all gambling to avoid potentially negative social effects associated with the industry. In 2006, beginning with a series of licenses colloquially known as "Bersani" Licenses which will permanently expire in 2016, the AAMS implemented certain amendments with a view to liberalize the market such as:

  - Legalisation of real-money skill games and betting exchange;
  - Opening of the Italian gambling market to operators from EU and EFTA countries (on condition they meet certain requirements);
  - Initiating a new license tender process intended to curb the network of offline betting establishments and also provided a possibility for online gaming operators to offer their services on a legal basis.

New milestones were reached by Italian legislation in 2006 with regulation of the use of the internet as a direct gambling distribution channel in Italy. The Finance Act 2007 which legalized card games in the form of tournaments with stakes equal only to tournament entry fees and the "Comunitaria" decree in February 2011 which regulated cash poker games and online casino games also amended laws introduced in the previous version of the decree. Licenses issued pursuant to this new decree will expire in 2021 and renew under the new Tender Notice process

The following information is presented with the understanding that we have now acquired a gaming operator in Italy with a license expiring in 2021 and therefore our business is subject to the regulations described below. For this discussion, it is understood that when we mention "our operators" or "our facilities" or operators or facilities that that we "own", it is in reference to operators or facilities that we have acquired and may acquire in the course of our business in the future, assuming that we are able to acquire any additional operators at all.

The gaming industry is highly regulated, and we cannot provide any assurance that the regulatory environment in which we operate will not significantly change in the future or that we will be able to successfully address any such changes. The regulatory environment is also very complex and we cannot guarantee that we will be able to comply with all of the regulations which will govern all of the operators we may acquire. We are also unable to predict what additional government regulations, if any, affecting our business may be enacted in the future or how existing or future laws and regulations might be interpreted. Future interpretations of, or changes in, these laws might require structural and organizational modifications of our relationships with facilities and the gaming network, and we cannot assure you that we will be able to appropriately modify such relationships.

In addition, certain licensing requirements vary on individual gaming offerings and facilities. Our ability to operate profitably will depend in part upon all of our acquired operators obtaining and maintaining all necessary approvals under our license, certificates and other approvals and operating in compliance with applicable gaming regulations. If we, or any of our facilities, fail to comply with applicable laws, it might have a material adverse effect on our business.

Permits, Authorizations and Licenses

Despite the global economic crisis, over the past few years the gambling industry has developed considerably and it still growing rapidly in Italy and in other countries. In Italy, the industry turnover accounts for more than EUR 80 billion thanks to a State policy aimed at enhancing gambling though rigid regulations designed to protect its economic interest and comply with the law as well as to certify operators to protect so-called Consumer-gamblers.

In this framework, regulations evolve to improve gambling as a commercially available service for consumers and to provide an opportunity for entrepreneurial operators to enter the Italian gambling market. "Videolotteries", "Skill games", "On-line poker Tournaments", "Cash Game Poker" and "online Casino games" have been recently introduced and are expected to grow rapidly in the future. Through this initiative, several new ventures and businesses have been fostered in addition to advances in online gaming (poker and betting) software and security, thereby translating into employment for tens of thousands and the resulting gaming tax revenue for government. The Italian gambling market will grow and develop further in the future with a commensurate increase of the number of Italian and foreign operators entering the market.

In general, the gambling license regulation in Italy developed as follows:

  - in 2002 - 2003, after some attempts to regulate the gaming machines market, Italian parliament approved regulation guidelines for electronic gaming machines (EGM);
  - AAMS (State monopolies and gambling authority) drafted operative regulation; while grey machines were legalized and taxed allowing the government to study market metrics;
  - in 2004 the first EGM regulation was declared and a tender system was created allowing the operation of gaming machines in the Italian market controlled by state administration. In accordance with the regulations, a legal EGM must be connected to the AAMS network;
  - the EGM regulation was the first approach by the AAMS to reach a social, economic and competitively sustainable business environment in Italian gambling markets;
  - in 2006, the Italian government declared a moratorium on granting new gaming operator licenses and shifted to the State monopoly approach (maintaining and managing gambling tax revenues as a policy tool):
    * from a ban on direct management, to concession (concessionaires) and progressive opening to all gambling markets (betting and online skill games/poker);
    * so-called "Bersani" licenses issued in 2006 permanently terminate in 2016 (ten year duration);
  - in 2010, online casino games were approved and a new series of licenses were promulgated in 2011 expiring in 2021 (ten year duration);
  - online management and auditing systems for gambling activity implemented through Sogei; and
  - new gaming machines, New Slot 2 and Videolotteries terminals were subsequently legalized under the law.

In 2011, Multigioco Srl. applied for a new license pursuant to the regulatory changes requiring a Tender Notice process. The AAMS which allows for gambling operations in Italy (the "Territory") granted Multigioco a new license, and on July 4, 2012 received "go-live" authorization for its websites by AAMS.

The AAMS License provides Multigioco the right to:

 (i) offer only those gaming offerings that AAMS authorizes for deployment in Italy;
 (ii) enter into licensing, joint venture and acquisition agreements with shops and private enterprises as concessionaires that provide various local services such as convenience stores, bars, cafes, restaurants, etc. in the Territory;
 (iii) establish Corners or (gaming arcades) acquired by Licensor as permitted by the regulations enforced by the AAMS regional office within the Territory; and
 (iv) take such steps that are deemed necessary to develop the business of gaming in the Territory.
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

Our license is subject to the laws of the Republic of Italy and the initial term expires on June 15, 2021 and is renewable through a Tender Notice process.

If an acquisition of a target operator involves a transfer of assets, it is likely that not all, if any, licenses or permits or other authorizations will be allowed to be transferred to a new entity along with the assets. Some of the operators we are evaluating maintain one or more licenses. It is also possible that our licence may be leveraged, sold or transferred in a transaction for another licence or licenses offering benefits that might fit a revised or remodelled business plan in the future. Although these concepts may be considered as part of our business development we cannot provide any assurance that any such transaction will occur.

Legal proceedings

At the time of this report, we are not involved in any legal proceedings.

OUR INDUSTRY

The gaming industry is comprised of both land based (off-line) venues and internet based (on-line) gaming portals for gambling and wagering.

 1. The land based gaming industry comprises of neighborhood sports betting venues and video lottery terminals (VLTs), primarily located in arcades, betting shops and gaming outlets and in the online world casino and cash poker.
 2. The online gambling industry encompasses a wide range of websites, including online casinos, sportsbooks, poker rooms, wagering, bingo parlors, lotteries, horse racing sites and more.

The industry is comprised of six tiers of market participants:

  - Regulators;
  - Licensors or Concessionaires;
  - Online gambling business operators;
  - Trade Associations;
  - Software vendors; and
  - End customers (or players).

Online sports gambling (also referred to as online sports betting and interactive gambling) is a sub-segment of the online gambling industry and currently represents the largest market share in terms of revenues for the online gambling industry.

Although there are abundant sources of information regarding the gaming industry on a global and regional geographic scale, to gain a better understanding regarding our specific target market we have summarized information available based on our own random market research as set forth below.

INDUSTRY TRENDS

General

Between August 2012 and December 2013 we internally conducted random research for the purpose of assessing the feasibility of establishing a business in the Italian gaming industry. In addition to obtaining data from conducting internet searches, reviewing gaming industry publications, periodicals, magazines and government reports, statistics and publications, we also carried out so called

"walk-around" due diligence by meeting with patrons in our shops and those of competitors as well as meeting and greeting other industry professionals and operators in their own establishments and various industry trade fairs. Our ad hoc study revealed that the market for gaming operators in Italy is very fragmented. Based on our ad hoc study we identified that the regulatory framework of the gaming industry in Italy functions as a state governed and controlled network that is managed by a state controlled company Sogei and operated by private or publically owned Concessionaires.

As previously described, the foregoing data is gleaned from our random research and is a desktop analysis that we conducted internally through internet research and other publically available sources of information. We have exercised reasonable care in compiling the information from these sources, however we have not independently verified the information, nonetheless we have no reason to believe that such information is false or misleading or that any fact has been omitted that would render such information false or misleading. The following is a list of references from which we obtained relevant data.

References available online

Certain information has been obtained from various online research reports and downloadable publications such as:

  - MAG: Overview of the Italian Regulatory Framework for Online Gaming
         - (MAG, Mar. 2010)
  - MAG: Italian Gaming Machines Market - (MAG, Sept. 2010)
  - The regulated internet gambling industry in Italy: Paolo Calvosa, PhD
         - (Calvosa, Aug. 2013)
  - Databank: Global Online Gaming Report - (Databank, May 2012)
  - Gambling Compliance Ltd. - Gambling Data: Regulated European Online Markets
         - (GB, Summer 2012)
  - PriceWaterhouseCoopers: Global Gaming Outlook, (Casino and Online Gaming Market to 2015) (PWC, Nov. 2011)
  - KPMG International Cooperative: Online Gambling: A Gamble or a Sure Bet?
         - (KPMG, Mar. 2010)
  - Internet Gambling: Robert Wood, PhD - (Wood, 2007)
  - H2 Leisure Group: H2 Capital Mobile (H2, 2013)
  - Global Betting and Gaming Consultants (GBGC, 2011).
  - Juniper Research: Good Odds for Mobile Gambling White Paper
         - (Juniper, Aug. 2010)

Italian Market Participants

The main concessionaries operating in Italy are authorized by AAMS to operate an interconnected network of Electronic Gaming Machines (EGM's). These main concessionaires may be grouped into categories in terms of market share by wagers in 2010 as follows:

         65%                            35%                            5%
  Lottomatica Group                 Snai Group                   G. Matica
  Sisal Group                       Tikal Group                  Codere Group
  B Plus Giocolegale                Cogetech                     GI.LU.PI.
  Gamenet                           Cirsa Italia                 Eurobet Italia
                                    Microgame                    Intralot Italia
                                                                 BWIN Italia
(Databank, May 2012)




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

The market is characterized by the presence of large enterprises that are exclusive concessionaries for certain games, and mid-sized companies that entered the market late to capitalize on the liberalization of online gaming. In terms of market share, B Plus Giocolegale is a sector leader for slot machines with cash payouts managing over 88,000 EGMs, or about 23% of the slot machines currently operating in the Italian market and "coin-in" measuring roughly 30% of the national total wagers. (Databank, May 2012)

In terms of the Italian EGMs market, there are currently 10 concessionaries permitted to set up and manage a network of cash payout slot machines online. Concessionaries provide its affiliated partners with a range of services for the management of EGMs such as:

  - Distributors' Portal and services for monitoring and management of slot machines online;
  - certified secure e mail, which is a legally valid record;
  - a Help Desk that provides technical and administrative assistance and sales information;
  - information services to keep informed and up to date on operating procedures and new regulations.

Downstream from concessionaires is the second tier group defined as operators. Operators engaged in the gaming business rent and manage EGMs placed in public venues and are connected to one or more concessionaries online gaming network through the regulated national grid.

Our random study also determined there were between 3,000 - 3,500 operators:

  - 50 with more than 1,000 gaming machines;
  - 150 with 500-1,000 gaming machines;
  - 200 with 200-500 gaming machines; and
  - over 2,500 with less than 200 gaming machines.
(Source: Databank, May 2012)

These operators are distributed throughout Italy in over 110,000 public venues with wagers per game and venue breaking down as follows:

Type of Game       Bar/Tobacco        Other       Online       Total     Percent

EGM                   24,963.0      7,041.0          0.0    32,004.0       52.1%
Lotteries             18,044.0          0.0         80.0    18,124.0       29.5%
Sport betting          1,196.0      1,944.0      1,356.0     4,496.0        7.3%
Skill games                0.0          0.0      3,145.0     3,145.0        5.1%
Bingo                      0.0      1,809.0        146.0     1,955.0        3.2%
Horse betting              0.0      1,630.0         99.0     1,729.0        2.8%
-------------      -----------     --------      -------    --------     -------
Total                 44,203.0     12,424.0      4,826.0    61,453.0      100.0%
(Source: Databank, May 2012)

In general, the number of machines per site is as follows:

  - Coffee shops, bars and
         restaurants:         from 1 to 4 depending on available
                                          surface area
  - Betting shops:            max 24 units
  - Bingo halls:              max 75 units




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

  - Arcades:                  1 EGM for every 5 square meters ("s.m.") and a
                              maximum of 2 slots for every 5 square meters
                              provided the offerings are mixed (e.g. 10 various
                              amusement games = max 20 slot machines)
  - VLT Halls:                Max 30 VLT within 50 - 100 s.m. area
                              Max 70 VLT within 101 - 300 s.m. area
                              Max 150 VLT for 301 s.m. area or greater

In the commercial supply chain there are several manufacturers and distributors of cabinets, games, network servers, routers and software (mainly for VLT machines, online games, poker). The main players are multi-national enterprises such as: Spielo (software and cabinets, part of Lottomatica Group), Atronic (software and cabinets), Playtech (software and platforms), Game Account Network (software for skill games and Casino), WMS (software, platforms and cabinets), Microgaming (software for gaming online), International Game Technology (cabinets), Aristocrat (cabinets) and Bally Technology (software and cabinets). In addition, several ancillary manufacturers and assembly plants are engaged at points throughout the supply chain or maintenance services employing tens of thousands of people throughout Italy.

Our Target Markets

AGE          DEMOGRAPHIC                          NEXUS
GROUP

18 - 24:     - Pre-gambling future client       - Almost 100% of this age group
             - New-gambling audience              owns a cell or smart phone;
             - Desires experiential, e-gaming,  - Majority of market with data
               imaginative fantasy games          packages and internet access;
                                                - Technologically savvy consumer
                                                  spending more on experiential
                                                  versus material goods.

25 - 44:     - Mature-gambling audience         - Majority of online gamers are
             - Desires games of chance, casino,   30 years old and currently
               traditional gambling tables.       heads of households;
                                                - Male and Female balanced
                                                  across the group.

45 - Senior: - Grounded gambler                 - Largest growing segment of the
             - Baby Boomer                        population;
             - Desires social interaction,      - Significantly underserved;
               easy play, bingo slots,          - Needs are more social rather
               nickel games                       than self-fulfilling;
                                                - High disposable income;
                                                - Largest market size.

The following sets out a table various online gambling industry participants and their roles in the industry:

Key Italian Authorities

Amministrazione Autonoma  Responsible for the licencing and authorizations
dei Monopoli di Stato     granted to concessionaries,and for the monitoring of
(AAMS)                    the betting activities.

Guardia di Finanza        Aim is to avoid criminal elements thanks to a network
                          presence throughout Italy conducting physical inspections in bars and tobacco shops.

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

Agenzia delle Entrate     A government agency supervised by the Ministry of
                          Economy and Finance which cooperates with AAMS, and is engaged in the management, investigation and litigation of taxes. Its objective is to maximise tax collection efficiency and compliance.

Sogei Engaged in the ICT (Information, Communication and Technology) sector and is owned and operated by the Ministry of Economy and Finance. The company provides betting control, in order to assure the regulated processing of games, and management of the "Totalizzatore Nazionale" (an computer network that calculates and processes winning/payouts).

Trade Organizations

International Association IAGR is a forum in which gaming regulators from around
of Gaming Regulators      the world can meet, exchange views and information,
(IAGR)                    and discuss policy issues among themselves and with
                          representatives of the international gaming industry;
                          a means of fostering cooperation between gaming regulators in the performance of their official duties; and a central point of contact for inquiries from governments, gaming regulatory agencies and personnel, and representatives of the international gaming industry.

European Gaming and       EGBA promotes implementation of a fair, competitive
Betting Association       and regulated market for online gaming and gambling
(EGBA)                    operators throughout Europe in line with EU law.

Global Betting &          GBGC has developed a wide range of gambling and
Gaming Consultants        business services that it can provide to its clients
(GBGC)                    to help them operate successfully in the gambling
                          field.

eCogra eCogra is an internationally accredited testing agency and player protection and standards organization that provides an international framework for best operational practice requirements, with particular emphasis on fair and responsible gambling.

Major Operators

GTECH (Lottomatica)       Focused on providing software and services in the
                          Internet and sports betting market.

SNAI An Italian corporation that deals with the management of betting odds and contests. It was founded in 1990 and is listed on the Milan Stock Exchange and on March 29, 2011 Global Games S.p.A. acquired 51 % of SNAI.

Sisal One of the longest running Italian gaming companies offering Internet Betting, lotteries, scratch to win, poker and casino and arcade games.

Bwin One of the largest online gaming and gambling company focused primarily on sports betting, as well as Internet casino and poker.
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

Major Software Vendors

Microgame S.p.A.          Microgame is the online arm of one of the most
                          established and progressive Bookmakers in Italy and is a Joint Venture partner of Caesars Entertainment in the World Series of Poker.

Playtech Plc              Playtech is a gaming software development company
                          founded in 1999. The company provides software for online casinos, online poker rooms, online bingo games, online sports betting, scratch games, mobile gaming, live dealer games and fixed-odds arcade games online. It is listed on the London Stock Exchange and is a constituent of the FTSE 250 Index


FACTORS AFFECTING OUR MARKET

Government Regulations

As previously described, significant factors related to government regulation and intervention that may affect the online gambling market in Italy is tax reform, economic conditions and social impact. The gaming industry is highly regulated, and we cannot provide any assurance that the regulatory environment in which we operate will not significantly change in the future or that we will be able to successfully address any such changes. The regulatory environment is also very complex and we cannot guarantee that we will be able to comply with all of the regulations which will govern all of the operators we may acquire.

Foreign Financial Considerations

Multigioco's income is subject to income taxes based upon the laws of Italy which may also fluctuate if economic conditions in Italy continue to remain uncertain.

For the Registrant's financial reporting, Multigioco's assets and liabilities, whose functional currency is the euro, are translated into U.S dollars at period-end exchange rates. Income and expense items are translated at the average rates of exchange prevailing during the period. The adjustments resulting from translating the Company's financial statements are included in Accumulated Other Comprehensive Loss, a component of Stockholders' Equity. Foreign currency transaction gains and losses are recognized in net earnings based on differences between foreign exchange rates on the transaction date and settlement date. Fluctuations in the foreign exchange rates may have an adverse effect on our overall results.

Competition

Overall competition in the online gaming industry is moderate with various sectors and operators competing for customers in various geographic markets. These include land based online casinos, poker rooms, sports/race books, bingo, skill games, lottery, betting exchanges as well as internet or web only based operators. The global reach of the internet in concert with the plentiful supply of varying games means obstacles to switching venues for the consumer are virtually nonexistent which increases competition. Differing regulations worldwide make it harder to expand and the easing of regulations in some markets have led to consolidation by monopoly entities which weakens competition while the opening of new markets such as France allow for more players to enter the market place offsetting the balance somewhat.

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Market & Economic Factors

As internet access expanded into workplaces and private residences in the mid-1990s, gamblers in Western societies were introduced to a new realm of internet based gambling opportunities. The evolution of technology has led to the growth of this market making it possible to gamble anywhere, anytime. A solid infrastructure of broadband internet connectivity, easy access to mobile applications, and safe and secure payments through a native banking system are three of the key market factors that support growth in this industry.
(Wood, 2007)

Based on our aforementioned independent research, only 70 jurisdictions worldwide allowed online gambling to be operated from their shores in 2010 (KPMG, Mar. 2010). Key opportunities may lie in regions where online gaming is now legal. Regulatory and legal uncertainties have the potential to skew the growth of online gambling worldwide. The most significant example is that of the United States, which outlawed online gambling in 2006. While the United States is an extreme case, it illustrates the potential effects changes in legal and regulatory practices have on online gambling. In the case of Italy, recent news indicates that the government is seeking to clarify gambling laws so as to account for online gaming, but may result in restrictions and constraints for the online gambling sector in particular. This is less of a concern in Europe, where online gambling is expressly allowed. For example, we are starting to see a shift in online gaming regulations in Europe; state monopolies may now be giving way to privately owned websites, as we see beginning to occur in France, Italy, and Denmark.

Other important trends include:

  - Industry consolidation: As is the case in many maturing markets, an increase in M&A activity related to online gaming is developing.
  - Business-to-business expansion: Established gaming sites are looking to license their software and services platforms to establish new revenue streams and gain market presence.
  - Entrance of land-based casino operators: Looking for incremental revenue, companies like U.K.-based Rank have already moved into the online space to complement their traditional casino and bingo services, while casino giant Harrah's and gaming technology leader IGT are also taking steps in this direction.
  - Emerging platforms: Gaming is moving to the same mobile and social platforms that are exploding for casual games.

The industry is in the stage of market consolidation where the big players are looking to fill out their capacities or reach into new markets through acquisitions. New rounds of merger and acquisition activity are predicted in this sector, both among traditional gaming and gambling companies reaching into virtual markets and existing virtual leaders taking over smaller niche competitors. (KPMG, Mar. 2010)

Government regulation is very stringent adding to the global online gambling market's fragmentation with some nations totally prohibiting online gambling while others having specific restrictions on the industry and only eight nations making online gambling legal in all forms.

Brand strength is powerful in some countries where major players are promoted through heavy advertising and sponsorship campaigns, although varying regulations and differentiated products means that dominance is never absolute. Many countries such as France are easing their online gambling regulations thus


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

opening the market up to new players. Overall the likelihood of new entrants while the threat of substitutes to the online gaming market is moderate. (PWC, Nov. 2011)

Since online gambling is illegal in the U.S., our Service Provider Microgame which provides connectivity to the regulatory network has electronic tools and filters in place to prevent U.S. based persons from betting on the Company's website including but not limited to tools that track IP addresses and block U.S. issued credit cards and prohibitions on wires or deposits from U.S. banks. In the event that the United States legalizes online gambling the Company intends to take steps to capture a position in this potentially huge market.

Market Size and Potential

We believe that the global market size discussed below provides a perspective on the relative size of our target market as compared to the global market.

Global Market Size and Trend

The regulated world-wide real-money gambling industry is estimated to have grown by 30% from US$331.1 billion in 2006 gross gaming revenue to US$430.6 billion in 2012 during this period, with an estimated 4 per cent increase in 2013. (Calvosa, Aug. 2013)

With regard to global geographical areas the main markets by gross gaming revenue ("GGR") prove to be Asia, the USA and Europe. The Italian market in 2012 represented almost 6 per cent of GGR at a global level, representing the largest market amongst European countries, and fourth on a global scale, behind the USA, China and Japan.

Online sport betting remains the most popular form of online gambling, representing 41% of the market's overall value. Online Casino and poker games are the next most popular activities, representing 25% and 21% of online gaming activities respectively. Other activities such as lotteries and bingo comprise the remaining 13% of the market. (Databank, May 2012)

Although Europe represented the largest geographic market for online gambling at 48.3% of the global online gambling industry in 2010, growth is expected to come from select markets in Eastern Europe, Asia and Latin America. (PWC, Nov. 2011)

Legislative and regulatory considerations will likely be the single most substantial factor for growth in online gambling. As previously indicated, legal and regulatory restrictions prohibit or constrain the online gambling industry in several key markets (including the United States). Globally, governments and jurisdictions are still struggling to determine the place of online gambling in the regulatory and legal spectrum. Legalization and/or deregulation can open up or expand national markets significantly if legislative bodies become more comfortable with and receptive to online gambling.

Consequently, we believe that online gaming represents a growing market that is constrained mostly by legal and regulatory instability and uncertainties.

Italian Market Size and Trends

The broader Italian gaming market as a whole incorporates both online and offline gaming turnover ("Coin-in") of approximately EUR 80 billion, Italy's gaming sector is an important source of tax revenues, employment and, of course, profits for at least some of its participants (GB, Summer 2012).

Of the total Coin-in turnover in 2011, EUR 61.5 billion was returned to players in winnings (leaving a margin for operators of EUR 18.4 billion) and EUR 8.7 billion was generated in tax revenues for the Italian government. While turnover increased substantially on a year-over-year basis (from
EUR 61.4 billion in 2010), the tax take remained virtually unchanged from the EUR 8.8 billion and EUR 8.7 billion generated in the previous two years. Margins for operators increased EUR 1 billion from EUR 17.4 billion in 2010 as gamblers moved to products offering higher returns. The estimated tax income for 2012 was equal to EUR 8.1 billion and estimated net winnings were EUR 17.1 billion.
(GB, Summer 2012)

As a result of new gaming regulation introduced in 2006, the gaming market in Italy has become one of the most tightly regulated in Europe. Prior to 2006 gaming operator held licenses were colloquially known as "Bersani" licenses and will permanently expire in 2016. Only a fixed number of new licenses were issued in 2011 under the new law regime of the AAMS, as a result there is a moratorium on new licenses, in other words except those already existing, no new additional licenses will be issued in Italy. These licenses will renew in 2021 under a tender notice to each licensed operator. (MAG, Mar. 2010)

In Italy, the gaming production chain employs 140,000 people and indicates 6,600 gaming related companies in 2012 (Databank, May 2012). We believe that the Italian online gambling market has significant potential to grow. Our estimates are that the current online only gambling market size in Italy is valued at $1.7 billion USD, representing approximately 5% of the global market. By extrapolating industry growth as a whole on the Italian market, online gambling could reach US$6.5 billion by 2015, and US$9.8 billion by 2020. This represents growth rates of 124% (between today and 2015) and 50% (between 2015 and 2020). This assumes that Italy's 5% global market share and gambling popularity remains constant. (Calvosa, Aug. 2013)

The growth in the online gambling industry in Italy characterises a trend that lends itself well to the business development of Multigioco.

Trends in Mobile Gambling

The proliferation of smartphones and the use of mobile broadband, combined with the growth of online gambling has resulted in the emergence and growth of mobile online gambling. Six factors are expected to influence the growth pattern of mobile online gambling: payment solutions, customer acceptance, battery life, regulation, branding, and substitution. Mobile gambling has seen steady growth since 2009 and is expected to continue to grow over the next several years reaching roughly US$5.4 billion by 2015. (H2, 2013)

The majority of future growth is predicted to occur in mobile casino and lottery gambling. Mobile casino gambling, which currently represents a much smaller segment of total mobile wagering than sports betting, is expected to grow roughly to an equal share of the total online market by 2015. Mobile lotteries, which today produce virtually no revenue, will substantially increase by 2015, although they will still represent a relatively small portion of the total. We believe that the emergence of numerous mobile lotteries in the past 12 to 18 months, particularly in the Chinese, Latin American and African markets, will drive this future growth.

OUR STRATEGY

Our growth plan is to expand both in absolute and in relative terms.

Absolute growth may be achieved through organic expansion of our current target audience within Multigioco territories through a strategy we refer to as our "Rebranding Blueprint" related to tactical target marketing as outlined below, while relative growth will be achieved through a consolidation architecture.

Conduct a tactical business process review

We plan to undertake a thorough review of the Multigioco business plan may reveal opportunities to improve profitability through a broad range of business process models and strategies as well as techniques to trade, transfer or dispose of unproductive shops, high cost locations, low margin venues which may carry more risk than reward or acquire or combine additional licences while terminating or selling others that are deemed unproductive, low margin, high risk or expensive.

Our strategy is to bring operators that are operating in this fragmented market under the ownership of our company and provide professional management and additional resources through accreditation and additional services as described below. By doing so, we believe that we can continually improve on our services, develop competitive advantages and build a national brand for gaming, wagering and entertainment.

Establish Standard Operating Procedures ("SOP's") and best practices

After acquiring a certain group of target operators specializing in gaming, we intend to continue their businesses as before while implementing SOP's that will result in efficiencies through critical mass that individual operators are not able to achieve on their own. We believe, these SOP's will bring consistency, efficiency and economic advantages to our business related to regulation affairs and compliance, marketing, management and human resources, accounting, purchasing and legal services. As operators are acquired, we expect to find that certain operators will have superior practices that can be implemented with other operators we own.

Implement Rebranding Blueprint with operators acquired through a consolidation protocol

In addition to continuing existing business practices of the operators, implementing SOP's and best practices, we also intend to augment the services provided by our operators by implementing our Rebranding Blueprint with a view to achieving critical mass such that we can implement in-house administration.

Addition of other services and facilities

In addition to supplementing gaming offerings originally provided by our acquired operators with our Rebranding Blueprint, we intend to add others with the assistance of gaming specialists, aggressive software providers and market research professionals. Additional revenues can be realized by establishing facilities such as marketing centers and kiosks.












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

RISK FACTORS

The following risk factors are expected to affect our business and the industry in which we intend to operate. Accordingly, when we refer to "our operators" below, it is with reference to operators that we are in the process of acquiring or may acquire in the future, regardless of the level of ownership or operators that are involved in joint ventures with us. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also have an adverse effect on us. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected.

Risks related to our business

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability.

Multigioco was recently formed, obtained its AAMS license and our website only recently became operational in June 2012. As a result, we have a limited operating history upon which you can evaluate our prospects and our potential value. The likelihood of our success must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new business and the competitive environment in which we will operate. No additional relevant operating history involving Multigioco's operations exists upon which an evaluation of our performance can be made. Our performance must be considered in light of the risks, expenses and difficulties frequently encountered in establishing new products and markets in the evolving, highly competitive online gambling industry. If we cannot successfully manage our business, we may not be able to generate future profits and may not be able to support our operations.

We have incurred substantial losses since our inception and may never be profitable.

We have incurred losses since inception and further losses are anticipated in the development of our business. As a development stage company, there exists substantial doubt regarding our ability to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from stockholders and directors, PIPE Financing and possible private placement of our securities. No stockholder, director, or possible private placement participant has agreed to loan our company any funds nor agreed to purchase any of our securities. The failure to obtain necessary financing could result in our company ceasing all operations, which would likely result in a loss of all or a significant portion of your investment in our company.

Failure by us to respond to changes in consumer preferences could result in lack of gaming revenues and may force us out of business.

Our online gambling website and online operations operate in an industry subject to:

  - rapid technological change;
  - the proliferation of new and changing online gambling sites;
  - frequent new product introductions and updates; and
  - changes in customer demands.
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
Any of the above changes that we fail to effectively anticipate could reduce the demand for our online business, as well as any gaming service we may introduce in the future. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our products and lower profit margins.

We are a holding company that depends on cash flow from our subsidiaries to meet our obligations, and any inability of our subsidiaries to pay us dividends or make other payments to us when needed could disrupt or have a negative impact on our business.

We are a holding company with no material assets other than the ownership interests in our subsidiary Multigioco through which we plan to implement our business plan. We will rely on dividends, advances, or other such distributions, from our operators to our Multigioco subsidiary and then to us for our cash needs, including the funds necessary to pay dividends if a decision to pay dividends is made and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The ability of Multigioco to make distributions to us will depend upon the profitability of the operators we acquire, which will be subject to a number of business considerations, provincial and federal laws in Italy and in some cases, the agreement between Multigioco and the acquired operator. We cannot provide any assurance that distribution of funds from Multigioco to us will be adequate to satisfy our liquidity needs, and if we are not able to obtain sufficient funds from Multigioco to pay our obligations as they become due, our business could be negatively impacted.

We currently depend on and may continue to be dependent on third parties to complete the development of our online gambling platform, and any increased costs associated with third party developers or any delay or interruption in production would negatively affect both our ability to develop the platform and our ability to continue our operations.

We currently depend on our agreement with Microgame S.p.A. to develop and operate our online gambling platform. We anticipate that we will continue to rely on Microgame and other third parties to develop portions of the platform. The costs associated with relying on third parties may increase our operating and development costs and negatively affect our ability to operate. Since we have less control over a third party because we cannot control the developer's personnel, schedule or resources. We may experience delays in finalizing platform updates, in addition, our reliance upon a third party developer exposes us to risks, including reduced control over quality assurance and costs of development. If this happens we could lose anticipated revenues from the platform and may not have the capital necessary to continue our operations. In addition, we may be required to rely on certain technology that we will license from third parties, including software that we integrate and use with our internally developed software. We cannot provide any assurances that these third party technology licenses will be available to us on commercially reasonable terms. The inability to establish any of these technology licenses, or the loss of such licenses if established, could result in delays in completing any platform updates or changes for us until equivalent technology could be identified, licensed and integrated. Any such delays could materially adversely affect our business, operating results and financial condition.

We depend on payments from third-party service providers, including government gaming agencies. If these payments decrease or do not increase as our costs increase, our operating margins and profitability would be adversely affected.

We will depend, in part, on private entities and governmental third-party sources of payment for the gross gaming revenues earned by our operators. The amount our operators receive for their services may be adversely affected by market and cost factors as well as other factors over which we have no control, including future changes to the payment systems and the cost containment and utilization decisions of third-party service providers. The focus on gaming reform in Italy may increase the likelihood of significant changes affecting government gaming programs in the future. We give no assurances that future changes to odds and tax rates on game offerings, cost containment measures by private third-party service providers or other factors affecting payments for gaming services will not adversely affect our future revenues, operating margins or profitability.

If we do not comply with the terms of our agreement with Microgame or it is terminated, our business, operating results and financial condition will be adversely affected.

Our agreement with Microgame to develop and operate our online gaming website is crucial to our operations. If we fail to comply with any of the terms or conditions of the agreement, in the event the operator terminates the agreement or the agreement expires and we are unable to find a suitable replacement, our business, operating results and financial condition would be materially adversely affected.

Our online website is subject to security and stability risks that could harm our business and reputation and expose us to litigation or liability.

Online commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our business. Online transmissions are subject to a number of security and stability risks, including:

  - our encryption and authentication technology, and access and security procedures, may be compromised, breached or otherwise be insufficient to ensure the security of customer information;
  - we could experience unauthorized access, computer viruses, system interference or destruction, "denial of service" attacks and other disruptive problems, whether intentional or accidental, that may inhibit or prevent access to our websites or use of our products and services;
  - someone could circumvent our security measures and misappropriate our partners' or our customers' intellectual property, interrupt our operations, or jeopardize our licensing arrangements, which are contingent on our sustaining appropriate security protections;
  - our computer systems could fail and lead to service interruptions;
  - we may be unable to scale our infrastructure with increases in customer demand; or
  - our network of facilities may be affected by a natural disaster, terrorist attack or other catastrophic events.

The occurrence of any of these or similar events could damage our business, hurt our ability to distribute gaming products and services and collect revenue, threaten the proprietary or confidential nature of our technology, harm our reputation and expose us to litigation or liability. We may be required to expend significant capital or other resources to protect against the threat of security breaches, hacker attacks or system malfunctions or to alleviate problems caused by such breaches, attacks or failures.

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

A decline in the popularity of our website will negatively impact our business.

Our primary source of revenues is dependent upon, among other things, our ability to attract and retain new users and attracting existing users to increase their activity on our sites. If we are unable to maintain or extend web traffic to, and use of, our websites, our revenues may be adversely affected.

We depend upon a limited number of personnel and the loss of any of these individuals could adversely affect our business.

If any of our current executive employees were to die, become disabled or leave our company, we would be forced to identify and retain individuals to replace them. They are critical employees at this time. In addition to the executives, we rely heavily on a several people that have extensive knowledge of our industry. There is no assurance that we can find suitable individuals to replace them or to add to our employee team if that becomes necessary. We are entirely dependent on these individuals as our critical personnel at this time. We have no life insurance on any of our employees, and we may not be able to hire a suitable replacement for them on favorable terms, should that become necessary.

We may not be able to implement our business strategy successfully on a timely basis or at all.

Our future success depends, in large part, on our ability to implement our business strategy of acquiring operators for implementation of our Rebranding Blueprint. Our ability to implement this growth strategy depends, among other things, on our ability to:

  - enter into acquisition agreements with operators we deem accretive to our business interests;
  - increase the recognition of our Rebranding Blueprint;
  - expand and maintain delivery of our Rebranding Blueprint in Italy.

We may not be able to successfully implement our business strategy. Our operating results will be adversely affected if we fail to implement our strategy or if we invest resources in a strategy that ultimately proves unsuccessful.

Implementation of our Rebranding Blueprint may not meet our expectations, and any such failure would adversely affect our ability to implement our business plan.

We anticipate that a material portion of our revenues will be derived from the implementation of our Rebranding Blueprint into acquired operators venues and possibly through licensing our Rebranding Blueprint to other entities. We can give no assurance that our Rebranding Blueprint will be widely accepted or that we will be able to receive enough, or any, interest from operators to introduce or sustain our Rebranding Blueprint with any given operator, or at all. Because it is a new marketing approach, it is possible that wide acceptance of our Rebranding Blueprint will never be attained. Such a lack of acceptance will adversely affect our growth and profits.

Our success depends on the scope of our intellectual property rights and not infringing the intellectual property rights of others.

Our success depends in part on our ability to:

  - obtain copyrights or trademarks or rights to copyrights or trademarks, where necessary, and to maintain their validity and enforceability;

  - operate without infringing upon the proprietary rights of others; and
  - prevent others from infringing on our proprietary rights.

We will be able to protect our proprietary intellectual property rights, branding and image (collectively "image") from unauthorized use by third parties only to the extent that our image is covered by valid and enforceable copyrights or trademarks. Our inability to protect our image could materially adversely affect our business prospects and profitability. In addition, if litigation were to take place in connection with the enforcement of our image (or to defend third party claims of infringement against us), there can be no assurance that we would prevail. Legal proceedings could result in substantial costs and diversion of management time and resources and could materially adversely affect our operations and our financial condition. We currently own all of our websites and the contents of such websites, however, we have not filed for formal copyright or trademark protection.

Competition for the acquisition of new operators and other factors may impede our ability to acquire operators and may inhibit our growth.

We anticipate that the future growth of our business will be dependent upon our successful acquisition of operators. The success of this strategy depends upon our ability to identify suitable acquisition candidates, reach agreements to acquire these operators, obtain necessary financing on acceptable terms and successfully integrate the operations of these businesses. In pursuing acquisition opportunities, we may compete with other companies that have similar growth strategies. Some of these competitors are larger and have greater financial and other resources than we have. This competition may prevent us from acquiring operators that could generate substantial revenues for our business.

If we are unable to effectively compete for operators, patrons, sponsorship contracts with sports teams and strategic relationships, our business would be adversely affected.

The gaming business is highly competitive. We may also be competing in the future with public and private companies to acquire additional target operators and for patrons to frequent our operators. Some of our competitors may have greater resources than we do, including financial, marketing, staff and capital resources, have or may develop new technologies or services that are attractive to other operators or patrons, or have established relationships with major organizations or third party service providers. We give no assurances that we will be able to compete effectively in any of these areas.

If we fail to acquire and develop operators on favorable terms, our future growth and operating results could be adversely affected.

We plan to generate revenues and earnings by acquiring existing gaming operators and augmenting their established gaming offerings with our Rebranding Blueprint, our proprietary plan for attracting and retaining gaming patrons. The success of our business plan will be affected by our ability to identify suitable operators for acquisition and our ability to negotiate and close on operator acquisitions in a timely manner and on favorable terms. There can be no assurances that we will be successful in identifying additional operators suitable for acquisition or that we will be able to close on operator acquisitions in a timely manner and/or on terms favorable to us.

If we are unable to implement our growth strategy at our acquired operators, our operating margins and profitability could be adversely affected.

We plan to increase revenues and earnings from the operators we acquire by increasing the type and number of gaming offerings and reliability, consistent with our Rebranding Blueprint. In addition, we plan to obtain new or more favorable contracts with third party service providers, increase the capacity of our operators and improve client management tools for our operators. Through this strategy we expect to increase the volume of gaming performed at our acquired operators which may result in higher revenues. However, gaming volume at our acquired operators is susceptible to economic conditions, including high unemployment rates and other factors that may cause gamblers to reduce or change their normal gaming patterns or participation. As such, there can be no assurances that we will be successful at implementing our growth strategy at our acquired operators.

If we are unable to manage the growth of our business through the acquisition of operators our business and results of operations could be adversely affected.

We may not be able to successfully integrate the operations of newly acquired operators with our own, and we may not realize all or any of the expected benefits of acquiring new operators as and when planned. The integration of the operations of new operators with our own will be complex, costly and time-consuming. We expect that the integration of the operations of new operators will require significant attention from our senior management and will impose substantial demands on our operations and personnel, potentially diverting attention from other important pending duties. The difficulties and risks associated with the integration of the operations of new operators into our own include, but are not limited to:

  - the possibility that we will fail to implement our business plans for the growing company, including as a result of new legislation or regulation in the gaming industry that affects the timing or costs associated with our operations or our acquisition plans;
  - possible inconsistencies between our standards, controls, procedures, policies and compensation structures and those of operators that we acquire;
  - the increased scope and complexity of our operations following the acquisition of a number of operators;
  - the potential loss of key employees and the costs associated with our efforts to retain key employees;
  - provisions in contracts that we and the acquired operators have with third parties that may limit our flexibility to take certain actions;
  - risks and limitations on our ability to consolidate the corporate and administrative infrastructures of new operators;
  - the possibility that we may have failed to discover liabilities of new operators during our due diligence investigation as part of the acquisition for which we, as a successor owner, may be responsible;
  - obligations that we will have to partners of operators when we have completed only a partial acquisition; and
  - the possibility of unanticipated delays, costs or inefficiencies associated with the integration of operations of new operators with ours.

As a result of these difficulties and risks, we may not be able to successfully manage our growth within our budgetary expectations and anticipated timetable. Accordingly, we may fail to realize some or all of the anticipated benefits of acquiring new operators, including increasing the scale of our operations, diversification, and cash flows and operational efficiency.

If we do not have sufficient capital resources to complete acquisitions and develop our operators, our ability to implement our business plan could be adversely affected.



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We will need capital to implement our business plan, and may seek to finance future operator acquisitions and development projects through debt or equity financings. Disruptions to financial markets or other adverse economic conditions may adversely impact our ability to complete any such financing or the terms of any such financing may be unacceptable or unfavorable to us. To the extent that we undertake financings with our equity securities, our current shareholders will experience ownership dilution. To the extent we incur debt, we may have significant interest expense and may be subject to covenants in the related debt agreements that restrict the conduct of our business. We can give you no assurances that we will be able to obtain financing necessary to implement our business plan or that the financing will be available on terms acceptable to us.

If we are restricted from using our license associated with our acquired operators, there will be an adverse effect on our revenues and profits.

We expect a significant portion of our revenues to come from gaming revenues earned by acquired operators. Although one or more of the target operators with which we are negotiating acquisition terms may have an active AAMS license, we can provide no assurance that the existing license will be renewed, retained or if we are able to acquire the client base of any particular operator we acquire in the future. If we are restricted from acquiring target operators or their client base, our revenue and profit potential will be adversely affected.

We may not have exclusive control over the distribution of cash from our acquired operators and may be unable to cause all or a portion of the cash of these operators to be distributed to us.

We anticipate having a complete or a majority ownership in the operators we acquire. We expect the agreements we execute with these operators to provide for the distribution of available cash to us. However, it is possible that these agreements may impose limits on the ability of our acquired operators to make distributions of cash to us. If we are unable to cause sufficient cash to be distributed from one or more of these operators our ability to pay our obligations as they become due may be harmed.

If we acquire an operator that has made submission and report errors prior to our ownership, we would most likely be liable for those errors that led to under or overpayments in gaming accounts and may be subject to penalties as well as being required to provide refunds.

Historical submissions and reporting errors in gaming accounts made by an operator prior to our acquisition, even in the case of purely an asset acquisition, may require us to provide refunds to patrons and possibly pay penalties. In the case of overpayments, it is very unlikely that we would be able to collect funds that were owed to the operator prior to our acquisition. In order to mitigate this risk, we intend to employ experienced gaming auditors and consultants at the due diligence stage of acquiring an operator to conduct a compliance audit. There can be no assurance that any such compliance audit will disclose any future liabilities for overpayments that any of our operators may have incurred.

If any principals of operators with whom we are negotiating to acquire their business are retiring and not able or willing to remain with the operator to assist with the transition of patrons to our operations, our projected revenues and profits will be adversely affected.

Competition for operators will be a problem for us if retiring owners cannot or will not stay to assist us with the orientation and transitioning to our operations and management. We would like to retain incumbent owners for up to two years but if we are unable to do so, extra demands will be placed on us for orientation and training. This will have an adverse effect on our revenues and will increase our expenses for recruitment and we may need to fill vacancies with existing personnel from other locations.

Risks specific to our industry

Economic conditions, particularly in Italy and Europe, that have an adverse effect on the gaming industry will adversely affect our results of operation.

Our proposed business operations are concentrated in a single industry and geographic area (Italy and Europe) that is affected by international, national and local economic conditions. A downturn in the economy or in a region such as Italy and Europe constituting a significant source of our customers, or a reduction in demand for gaming, may harm our financial condition or that of our customers. We cannot predict the effect or duration of an economic slowdown or the timing or strength of any subsequent economic recovery, worldwide, in Italy and Europe or in the gaming industry, or the impact such slowdown may have on the demand for online gaming. If players have less disposable income to spend on wagers or if our customers are unable to devote resources to using our products, there could be an adverse effect on our business.

Intense competition in the online gambling industry may adversely affect our revenue and profitability.

We operate in a highly competitive environment and we compete for members, visitors and advertisers with numerous well established online gambling sites, as well as many smaller and/or newer sites. If we are unable to differentiate our products and generate sufficient appeal in the marketplace, our ability to achieve our business plan may be adversely affected. The effect of such competition may put pressure on profit margins and to involve us in vigorous competition to obtain and retain consumers and advertisers. Compared to us, many of our competitors have significantly longer operating histories and greater brand recognition as well as, greater financial, management, and other resources.

Changes in government laws could materially adversely affect our business, financial condition and results of operations.

Our business is regulated by diverse and evolving laws and governmental authorities in Italy, Malta and other countries in which we intend to operate in the future. Such laws relate to, among other things, online gambling, gambling in general, internet, licensing, copyrights, commercial advertising, subscription rates, foreign investment, use of confidential customer information and content. Promulgation of new laws, changes in current laws, changes in interpretations by courts and other government officials of existing laws, our inability or failure to comply with current or future laws or strict enforcement by current or future government officers of current or future laws could adversely affect us by reducing our revenue, increasing our operating expenses and/or exposing us to significant liabilities.

Regulators at the federal and provincial level are monitoring and restricting the renewal of existing and issuance of new licenses which could have an adverse effect on our growth.

Federal regulators in Italy are enforcing new restrictions to reduce the number of independent operators. A moratorium on new licenses for gaming operators in

Italy has been implemented. Such restrictions on the licensing of new operators could have a material effect on our business because a significant component of our planned growth is expected to come from expanding our operators into new locations within a geographical area.

Our records and submissions to regulatory agencies may contain inaccurate or unsupportable submissions which could cause us to overstate or understate our revenue and subject us to various penalties.

A major component of the regulatory environment is the interpretation of winning and tax calculation procedures established by the AAMS. Inaccurate or unsupportable submissions, inaccurate records for gaming Coin-in, client data and erroneous winning claims could result in inaccurate revenues being reported. Such errors are subject to correction or retroactive adjustment in later periods and may be reflected in financial statements for periods subsequent to the period in which the revenue was recorded. We may also find that we are required to refund a portion of the revenue that we received which, depending on its magnitude, could damage our relationship with the subject regulatory agency and have a material adverse effect on our results of operations or cash flows.

The AAMS conducts weekly account audits and sweeps for taxes in addition to random onsite inspections for connectivity to the AAMS network as well as nefarious programing or routers which can alter the reporting requirements of the AAMS. It is possible that our acquired operators will receive letters from AAMS auditors requesting repayment of alleged violations and errors and as such will incur expenses associated with responding to and to appealing these AAMS requests, as well as the costs of repaying any shortfalls and possible fines and penalties. Demands for repayments can occur even if an operator is acquired by means of an asset transfer. If we have inadequate resources to enable us to dispute and overturn such demands for overpayments, it is possible that such payments will have to be returned which could have a material adverse effect on our financial condition and results of operations.

If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations.

We will be subject to many laws and regulations at the federal, provincial and local government levels in the jurisdictions in which we operate. These laws and regulations require that our operators and our operations meet various licensing, certification and other requirements, including those relating to:

  - ownership of our operators;
  - our and our operators' relationships with sponsors and other referral sources;
  - approvals and other regulations affecting the acquisition of operators, capital expenditures or the addition of services;
  - qualifications of management and support personnel;
  - maintenance and protection of records;
  - billing for services by gaming product providers, including appropriate treatment of overpayments and credit balances; and
  - privacy and security of individually identifiable personal information.

If we fail to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including the loss of our license to operate. Different interpretations or enforcement of existing or new laws and regulations could subject our businesses to allegations of impropriety or illegality, or require us to make changes in our operations, facilities, equipment, personnel, services, capital expenditure programs or operating expenses. We can give no assurances that current or future legislative initiatives, government regulation or judicial or regulatory interpretations thereof will not have a material adverse effect on us, subject us to fines or penalties, or reduce the demand for our services.

Providers in the gaming industry have been the subject of federal and state investigations, and we may become subject to investigations in the future.

Both federal and provincial government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of gaming companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including diversion practices by disconnecting from the AAMS network.

In addition, as we employ executives and managers, some may have worked at other gaming companies that are or may become the subject of AAMS investigations and private litigation. If so, these executives and managers could be included in governmental investigations or named as defendants in private litigation. A governmental investigation of us, our executives or our managers could result in significant expense to us, as well as adverse publicity.

If a federal or provincial agency asserts a different position or enacts new laws or regulations regarding illegal remuneration or other forms of illegal gambling, fraud and abuse, we could suffer penalties or be required to make significant changes to our operations.

AAMS enforcement officials have numerous enforcement mechanisms to combat illegal gambling, fraud and abuse. AAMS enforcement officials have the ability to exclude any investors, officers and managing employees associated with business entities that have committed gaming fraud from the industry including commencing criminal proceedings against those accused of such gaming fraud. A governmental investigation or enforcement proceedings taken against us, our executives or our managers could result in significant expense to us, as well as adverse publicity.

If regulations or regulatory interpretations change, we may be obligated to buy out interests of principals who retain equity in any operators in which we have the majority interest.

We expect that we will acquire complete ownership of most of the operators that we choose to purchase either through share or asset purchases although in some cases, the selling principal or principal may retain a minority interest. If certain regulations or regulatory interpretations change, we may be obligated to purchase some or all of the non-controlling interests of the principal partners. The regulatory changes that could trigger such obligations include changes that:

  - make the referral of client lists and other patrons to our operators by a principal affiliated with us illegal;
  - create the substantial likelihood that cash distributions from limited liability companies to the affiliated principal will be illegal; or
  - cause the ownership by the principal of interests in limited liability companies to be illegal.

The cost of repurchasing these non-controlling interests would be substantial if a triggering event were to result in simultaneous purchase obligations at a substantial number or at all of our operators. We anticipate that the purchase price to be paid in such event would be determined by a predefined formula set out in a shareholders' agreement, which also provide for the payment terms, generally over a period of time. There can be no assurance, however, that our existing capital resources would be sufficient for us to meet the obligations, if they arose, to purchase these non-controlling interests held by the principal. The determination of whether a triggering event has occurred generally would be made by the concurrence of our legal counsel and counsel for the principal partners or, in the absence of such concurrence, by a nationally recognized law firm having an expertise in gaming law jointly selected by both parties. Such determinations therefore would not be within our control. The triggering of these obligations could have a material adverse effect on our financial condition and results of operations. While we will ensure, to the best of our abilities that a principal's ownership of an interest in any operator is in compliance with applicable laws, we can give no assurances that legislative or regulatory changes would not have an adverse impact on us.

Risks Related to Our Securities

Our stock price may be volatile or may decline regardless of our operating performance, and you may lose part or all of your investment.

While there is a very limited market for our common stock, if and when an active a market develops, the market price of our common stock may fluctuate widely in response to various factors, some of which are beyond our control, including:

  - market conditions or trends in the gaming industry or in the economy as a whole;
  - actions by competitors;
  - actual or anticipated growth rates relative to our competitors;
  - the public's response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  - economic, legal and regulatory factors unrelated to our performance;
  - any future guidance we may provide to the public, any changes in such guidance or any difference between our guidance and actual results;
  - changes in financial estimates or recommendations by any securities analysts who follow our common stock;
  - speculation by the press or investment community regarding our business;
  - litigation;
  - changes in key personnel; and
  - future sales of our common stock by our officers, directors and significant shareholders.

In addition, the stock markets, including the over-the-counter markets in which our common stock is quoted, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These broad market fluctuations may materially affect our stock price, regardless of our operating results. Furthermore, the market for our common stock historically has been limited and we cannot assure you that a larger market will ever be developed or maintained. The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, these factors may make it more difficult or impossible for you to sell our common stock for a positive return on your investment. In the past, shareholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Shares of our common stock may lack a significant trading market, which could make it more difficult for an investor to sell our common stock.

Shares of our common stock are not yet eligible for trading on any national securities exchange and are currently only quoted in the over-the-counter OTC Markets - OTCQB market. There is no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities quoted in the over-the-counter markets as opposed to securities traded on a national exchange. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, or to obtain coverage for significant news events concerning us, and our common stock could become substantially less attractive for investment by financial institutions, as consideration in future capital raising transactions or for other purposes.

Future sales of shares of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market after our stock commences trading. In addition, if our significant shareholders sell a large number of shares, or if we issue a large number of shares, the market price of our stock could decline. Any issuance of additional common stock, or warrants or options to purchase our common stock, by us in the future would result in dilution to our existing shareholders. Such issuances could be made at a price that reflects a discount or a premium to the then-current trading price of our common stock. Moreover, the perception in the public market that shareholders might sell shares of our stock or that we could make a significant issuance of additional common stock in the future could depress the market for our shares. These sales, or the perception that these sales might occur, could depress the market price of our common stock or make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

We could issue additional common stock, which might dilute the book value of our common stock.

Our Board of Directors has authority, without action or vote of our shareholders, to issue all or a part of our authorized but unissued shares. Our certificate of incorporation authorizes the issuance of up to 80,000,000 shares of common stock, par value $0.0001 per share. As of December 31, 2013, there were 61,324,200 authorized but unissued shares of our common stock available for future issuance, based on 18,675,800 shares of our common stock outstanding. We may issue a substantial number of additional shares of our common stock or debt securities to complete a business combination or to raise capital. Such stock issuances could be made at a price that reflects a discount or a premium from the then-current trading price of our common stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for a significant amount of our common stock. These issuances would dilute your percentage ownership interest, which would have the effect of reducing your influence on matters on which our shareholders vote, and might dilute the book value of our common stock. You may incur additional dilution if holders of stock options and warrants, whether currently outstanding or subsequently granted, exercise their options or warrants to purchase shares of our common stock.

The application of the "penny stock" rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Our common stock may be subject to the "penny stock" rules adopted under
Section 15(g) of the Exchange Act. The penny stock rules apply to issuers whose common stock does not trade on a national securities exchange and trades at less than $5.00 per share, or that have a tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC that contains the following information:

  - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  - a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;
  - a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" prices;
  - a toll-free telephone number for inquiries on disciplinary actions;
  - definitions of any significant terms in the disclosure document or in the conduct of trading in penny stocks; and
  - such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer with the following information:

  - bid and offer quotations for the penny stock;
  - compensation of the broker-dealer and our salesperson in the transaction;
  - number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  - monthly account statements showing the market value of each penny stock held in the customer's account.

The penny stock rules further require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks and a signed and dated copy of a written suitability statement.

Due to the requirements of the penny stock rules, many broker-dealers have decided not to trade penny stocks. As a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Moreover, if our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Failure to achieve and maintain effective internal controls in accordance with
Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified.

Restrictions on the reliance of Rule 144 by Shell Companies or former Shell Companies.

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time a "shell company". The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

  - The issuer of the securities that was formerly a shell company has ceased to be a shell company,
  - The issuer of the securities is subject to the reporting requirements of
    Section 14 or 15(d) of the Exchange Act,
  - The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on form 8-K; and
  - At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who hold restricted securities by our company including the 2,000,000 shares issued to the Sellers in connection with the Acquisition or through any means other than a public offering will not be able to sell our shares without registration under the securities act until one year after we have completed our initial business combination and filed this current report on form 8-K containing the information required in a form 10.

Beginning one year after the filing of this current report on form 8-K, and as long as we remain an operating business and current in our reporting requirements under the Exchange Act, our stockholders will be able to utilize Rule 144.

A summary of Rule 144 is as follows:

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

  - 1% of the total number of securities of the same class then outstanding; or
  - the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

We do not anticipate paying dividends in the foreseeable future, and, accordingly, any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. We intend to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                       AND RESULTS OF OPERATIONS

Safe Harbor Declaration

The comments made throughout this report should be read in conjunction with our financial statements and the notes thereto, which are filed as an exhibit to this report and incorporated herein by reference, and other financial information appearing elsewhere in this report. In addition to historical information, the following discussion and other parts of this report contain certain forward-looking information. When used in this discussion, the words, "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. We do not undertake to publicly update or revise any of these forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider our discussions regarding the various factors that affect the Company's business, which are described in this section and elsewhere in this report.

Overview

The Registrant was incorporated as Pender International, Inc. on August 26, 1998 under the laws of the State of Delaware, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. We are authorized to issue an aggregate amount of eighty million (80,000,000) shares of common stock with a $0.0001 par value, and twenty million (20,000,000) shares of preferred stock with a $0.0001 par value. Each shareholder of the common stock shall be entitled to one vote for each share of common stock held.

As of December 31, 2013 there were 18,675,800 shares of common stock outstanding and no preferred shares of stock outstanding.

Since inception, the Company has explored a number of business ventures and in conjunction with the various business opportunities has changed its name.

In September 2005, contemporaneously with a plan of reorganization aimed at pursuing business opportunities in Canada and China the Company changed its name to Empire Global Corp. in. These business ventures proved to be difficult and unsustainable, therefore where abandoned. At that time, we became a shell company and began seeking to acquire or merge with an operating entity.

On August 15, 2014, we completed a Share Purchase Agreement with Doriana Gianfelici and Beniamino Gianfelici to acquire 100% of the shares of Multigioco Srl. an Italian corporation based in Rome, Italy. As a result of the completion of the Purchase Agreement, Multigioco became a wholly owned subsidiary of Empire Global Corp.

Multigioco is a gaming operator licensed by the Amministrazione Autonoma Monopoli di Stato (AAMS) in the business of operating a sports gaming websites and over 750 betting shops under its license mainly situated throughout Central and South Italy, with an extensive current on-line platform and certified for PosteItalia, MasterCard, Visa and Skrill Gaming Card use and with mobile applications on the horizon. Multigioco operations generated approximately
EUR 71 million in coin-in turnover in 2013. Game offerings are currently comprised of Sports betting and lottery terminals which represents the largest turnover through Soccer, Horse Racing and other sports as well as Lottery distribution. Other significant offerings are Online Casino and Cash Games (Cards), Slots and Bingo, while to a lesser degree various VLT games (or colloquially known as tantalizing games).

More information is available on our websites at www.emglcorp.com, www.newgioco it and www.multigioco.it.

Plan of Operation

Since the Acquisition, we offer a modern, user-friendly website for online gambling, including sports betting and casino gaming in Italy under the brand name newgioco.it and multigioco.it. Our focus is on Sports Betting as well as Italian horse racing (Ippica) and soccer. Sports Betting encompasses a number of popular Italian sports that include Soccer, Basketball as well as US NFL Football, etc.

Multigioco is developing a pre-acquisition and post-acquisition marketing strategy. Recent marketing and brand development activities include various meetings with potential sponsors, evaluation of proposals from advertisers, meetings with celebrities for possible future endorsement contracts, meetings with potential strategic partners, media outlets and advertising firms for potential promotional campaigns. Successful marketing will rely on constant testing, monitoring and assessment of marketing campaigns in order to obtain the best possible Return on Investment ("ROI"). Achieving a high ROI on marketing dollars will be imperative as there are several competitors in the industry with marketing expenditures far greater than Multigioco's resources. The Company's primary marketing efforts are expected to include television, print and radio advertising, press releases, celebrity endorsements, events, promotional material and online marketing such as social media, pay per click ("PPC") and Search Engine Optimization ("SEO"). We intend to rely on outside contractors, the supply of which is ubiquitous, with expertise in internet marketing employing SEO tools that include Google AdWords, social media marketing, online affiliate management and customer acquisition and analysis to lead our website marketing operations.


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

Results of Operations for the years ended December 31, 2013 and December 31, 2012.

Overview

For the year ended December 31, 2013 our gross revenues were EUR 3,527,386 which increased by EUR 2,044,935 or 137% from EUR 1,482,451 for the year ended December 31, 2012. This increase was due to a strategic marketing campaign targeting the existing clients through Newgioco Srl, our principal shareholder. These amounts included EUR 7,510 and EUR 46,520 from the sale of marketing and branding items such as watches and t-shirts during our start-up branding campaign in 2013 and 2012 respectively.

The following table represents our gaming revenue and gross revenues for the fiscal years ended December 31, 2013 compared to December 31, 2012:

                                                     December 31,   December 31,
                                                            2013           2012
                                                             EUR            EUR
                                                     ------------   ------------
                                                         Audited        Audited

Total turnover                                        71,785,888     34,158,290
  Less: winnings/payouts                              67,518,299     32,297,159
Gross gaming revenues (GGR)                            4,267,589      1,861,131
  Less: AAMS gaming taxes                                763,696        432,465
Net gaming revenues (NGR)                              3,503,893      1,428,666

Other income                                               7,510         46,520
                                                     ------------   ------------
Gross revenue                                          3,527,386      1,482,451

Expenses
  Direct operating costs                               2,805,432      1,397,631
  Selling, general and administrative costs              668,310        356,763
  Amortization and depreciation                           41,558         40,028
                                                     ------------   ------------
Total expenses                                         3,515,299      1,794,422

For the year ended December 31, 2013 we incurred expenses of EUR 3,515,299 which increased by EUR 1,720,877 or 95.9% from EUR 1,794,422 for the year ended December 31, 2012. This increase was due to the increase in business generated from our initial marketing and branding campaign during the launch of our business. The largest component of these expenses are the direct operating costs which represent the fees we pay to our network service provider, AAMS licence fees, and commissions for field agents and promoters which essentially is considered and ongoing marketing cost.

Other income or expenses

Our other income or expenses incorporates interest income and expenses related to security deposits for our licence as well as a long term loan held with Banca Veneto as well as bank overdraft and credit lines. For the year ended
December 31, 2013 other income or expense totalled EUR 1,707 compared to EUR 55,069 for the year ended December 31, 2012 with loss on investment representing the largest improvement to EUR 3,620 from EUR 43,215 for the year ended December 31, 2013 and 2012 respectively.

Summary

In our first year of operations ended December 31, 2012 we had a net loss from operations of EUR 367,040 compared to a net income of EUR 11,205 for the year ended December 31, 2013 resulting in a year over year gain of EUR 378,245 or an increase in net profit of 25.5%.

Liquidity and Capital Resources for the years ended December 31, 2013 and December 31, 2012

As of December 31, 2013, we had no cash and cash equivalents compared to EUR 24,937 for the year ended December 31, 2012 and accumulated deficit of EUR 71,117 compared to EUR 338,932 for the years ended December 31, 2013 and 2012 respectively.

Cash Flows from Operating Activities

We began our operations in 2012 therefore our cash flows represent our year over year changes for the year ended December 31, 2013 with no previous year to present a meaningful comparison to.

Cash flows from operating activities resulted in net cash provided by operating activities of approximately EUR 184,520.

The net cash provided by operating activities for the year ended
December 31, 2011 reflects a net profit of EUR 11,205 offset by depreciation and amortization of EUR 41,558. Changes in assets and liabilities included an increase in accounts payable of EUR 209,247 and a pre-payment of AAMS tax of EUR 13,335. Gaming account debits, which represent debt amounts held by us in customer gaming accounts for betting losses decreased by EUR 146,118 while gaming account credits which represent credit amounts held by us in customer gaming accounts for betting wins increased by EUR 26,134. This means that our customers lost more than they won on their wagers. Other current liabilities and receivables increased by EUR 24,404 and EUR 4,755 respectively during the year ended December 31, 2013.

Cash Flows from Investing Activities

The net cash used in investing activities for the year ended December 31, 2013 consist primarily of the cash outflow of EUR 13,003 for purchase of properties, plant and equipment due to the launch of our business operations and short term investments resulting in total cash flow used in investing activities of EUR 36,103.

Cash Flows from Financing Activities

Net cash used in financing activities for the year ended December 31, 2013 was EUR 173,355.

Future Liquidity Needs

We have evaluated our expected cash requirements over the next twelve months, which includes, but is not limited to, interest payments, capital repayments, capital expenditures and working capital requirements. While we believe we are able to maintain certain aspects of these cash requirements through managing our income strategies and operating expenses, other aspects such as loan interest and cost of debt, AAMS gaming payout requirements, taxes and service provider fees are variable and outside our control. We are also planning, but as yet have no contractual commitments, to make acquisitions and while we wish to effectuate at least some of these acquisitions through the issue of shares there can be no certainty that the vendors will accept such consideration and we may wish to, in any case, effect such acquisitions using cash. Further, we may plan to put in place new debt financing to finance the assets to be acquired or take-on existing debts secured on the assets planned to be acquired.

Based on existing assets, expected business development, debt and interest rates we believe our current resources are sufficient for at least the next twelve months.

However, to implement the business plan for the expansion of our assets we will require additional financing in the future. The timing of our need for additional capital will depend on the timing of the completion of the planned acquisitions, the terms of such acquisitions and whether existing lenders are willing to continue to provide finance upon a change of control of such assets.

We are in the process of assessing two additional gaming operators which will require capital expenditure - Newgioco Srl and a separate operator with 18 active licences. We anticipate that these acquisitions will be asset acquisitions versus corporate purchases, meaning we intend to assimilate their assets and client base into our existing operations as opposed to acquiring the shares of each entity. In each case no work, beyond planning and negotiation for financing, has been undertaken and no work will start until the required financing has been agreed and contracted with our investors and lending institutions. No assurance can be made and the Company makes no representation that these or other prospective opportunities can be completed.

Results of Operations for the six months ended June 30, 2014 and June 30, 2013.

Overview

During the six months ended June 30, 2014 our gross revenues were EUR 1,886,731 which decreased by EUR 240,606 or 11.3% from EUR 2,127,337 for the six months ended June 30, 2013. This decrease was due to a refocusing of our gaming offerings from low margin high risk offerings such as poker to sports betting. As a result, our gross gaming revenue improved by 0.5% to 7% from 6.5% of total turnover for the six months ended June 30, 2014 and 2013 respectively. We expect that the investment made in the first half of 2014 to shift this focus to higher margin offerings will begin demonstrating its effects through the second half of 2014 and into 2015.

The following table represents our gaming revenue and gross corporate revenues for the six month periods ended June 30, 2014 compared to June 30, 2013:

                                                         June 30,       June 30,
                                                            2014           2013
                                                             EUR            EUR
                                                     ------------   ------------
                                                       Unaudited      Unaudited

Total turnover                                        32,460,178     38,488,279
  Less: winnings/payouts                              30,178,948     35,975,932
Gross gaming revenues (GGR)                            2,281,231      2,512,346
  Less: AAMS gaming taxes                                402,329        393,001
Net gaming revenues (NGR)                              1,878,902      2,119,345

Other income                                               7,829          7,992
                                                     ------------   ------------
Gross revenue                                          1,886,731      2,127,337

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

Expenses
  Direct operating costs                               1,568,917      1,803,080
  Selling, general and administrative costs              380,194        339,386
  Amortization and depreciation                           20,683         20,779
                                                     ------------   ------------
Total expenses                                         1,969,794      2,163,245

During the six months ended June 2014 we incurred expenses of EUR 1,969,794 which decreased by EUR 193,451 or 9% from EUR 2,163,245 for the six months ended June 30, 2013. This decrease was a result of tapering off on brand promotion which was offset by a slight increase in selling, general and administrative expense.

Other income or expenses

Our other income or expenses incorporated interest income and expenses related to security deposits for our licence as well as a long term loan held with Banca Veneto as well as bank overdraft and credit lines. For the six months ended
June 30, 2014 other income totalled EUR 4,363 compared to EUR 7,763 for the six months ended June 30, 2013.

Summary

For the six months ended June 30, 2014 we had a net loss from operations of EUR 78,700 compared to a net loss from operations of EUR 28,145 resulting in a year over year change of EUR 50,555 or an increase in net loss of 179.6%. Essentially this increase in year over year net loss was due to our investment in the sports betting focussed equipment, signage, marketing and promotion. Direct selling costs which included promotion and selling agent commission represent a large component of our expenses. The shift to a higher margin gaming target audience resulted in a reduction in gaming turnover during the first half of 2014 while we expect to see the results of this business refocus to take effect in the late stages of 2014 and into early 2015.

Liquidity and Capital Resources For the six months ended June 30, 2014 compared to December 31, 2013

As of June 30, 2014, we had EUR 5,979 in cash and cash equivalents compared to no cash and cash equivalents for the year ended December 31, 2013 and accumulated deficit of EUR 434,535 for the six months ended June 30, 2014 compared to EUR 355,835 for the year ended December 31, 2013.

Cash Flows from Operating Activities

Cash flows from operating activities during the six months ended June 30, 2014 resulted in net cash provided by operating activities of approximately
EUR 93,616 compared to net cash used in operating activities of approximately EUR 126,301 for the six months ended June 30, 2013.

The net cash provided by operating activities reflects a net loss of EUR 78,700 offset by depreciation and amortization of EUR 20,683 compared to a net loss of EUR 28,145 offset by depreciation and amortization of EUR 20,779 for the six months ended June 30, 2014 and 2013 respectively. Changes in assets and liabilities included an increase in accounts payable of EUR 27,400 and a pre-payment of AAMS tax of EUR 274 compared to an increase in accounts payable of EUR 272,495 and a pre-payment of AAMS tax of EUR 13,609 for the six months ended June 30, 2014 and 2013 respectively. Gaming account debits decreased by

EUR 40,874 while gaming account credits increased by EUR 26,569 comparatively gaming account debits decreased by EUR 164,302 while gaming account credits decreased by EUR 221,792 for the six months ended June 30, 2014 and 2013 respectively. Other current liabilities increased by EUR 134,164 for the six months ended June 30, 2014 compared to a reduction of EUR 27,020 for the six months ended June 30, 2013 and other receivables increased EUR 4,105 for the six months ended June 30, 2014 compared to EUR 8,076 for the six months ended
June 30, 2013.

Cash Flows from Investing Activities

The net cash used in investing activities consist primarily of the cash outflow of EUR 15,284 and EUR 14,237 for purchase of properties, plant and equipment basically due to the business re-focus effort operations for the six months ended June 30, 2014 and 2013 respectively and there were no short term investments for the six months ended June 30, 2014 compared to EUR 6,900 for the six months ended June 30, 2013 resulting in total cash flow used in investing activities of EUR 15,284 and EUR 14,237 for the six months ended June 30, 2014 and 2013 respectively.

Cash Flows from Financing Activities

Net cash used in financing activities for the six months ended June 30, 2014 was EUR 72,356 and EUR 181,055 provided by financing activities for the six months ended June 30, 2013. Cash used in bank overdraft provided EUR 1,164 compared to cash from of EUR 314,551 for the six months ended June 30, 2014 compared to June 30, 2013, while cash from stockholders was EUR 1,550 compared to cash to stockholders of 63,090 for the six months ended June 30, 2014 compared to June 30, 2013. Cash from long-term debt was little changed year over year of EUR 72,742 compared to EUR 70,406 for the six months ended June 30, 2014 and 2013 respectively.

Future Liquidity Needs

We have evaluated our expected cash requirements over the next twelve months, which includes, but is not limited to, interest payments, capital repayments, capital expenditures and working capital requirements. While we believe we are able to maintain certain aspects of these cash requirements through managing our income strategies and operating expenses, other aspects such as loan interest and cost of debt, AAMS gaming payout requirements, taxes and service provider fees are variable and outside our control. We are also planning, but as yet have no contractual commitments, to make acquisitions and while we wish to effectuate at least some of these acquisitions through the issue of shares there can be no certainty that the vendors will accept such consideration and we may wish, to in any case, to effect such acquisitions using cash. Further, we plan to put in place new debt financing to finance the assets to be acquired or take-on existing debts secured on the assets planned to be acquired.

Based on existing assets, expected business development, debt and interest rates we believe our current resources are sufficient for at least the next twelve months.

However, to implement the business plan for the expansion of our assets we will require additional financing in the future. The timing of our need for additional capital will depend on the timing of the completion of the planned acquisitions, the terms of such acquisitions and whether existing lenders are willing to continue to provide finance upon a change of control of such assets.

We are in the process of assessing two additional gaming operators which will require capital expenditure - Newgioco Srl and a private operator with 18 active licences. We anticipate that these acquisitions will be asset acquisitions versus corporate purchases, meaning we intend to assimilate their assets and client base into our existing operations as opposed to acquiring the shares of each entity. In each case no work, beyond planning and negotiation for financing, has been undertaken and no work will start until the required financing has been agreed and contracted with our investors and lending institutions. No assurance can be made and the Company makes no representation that these or other prospective opportunities can be completed.

Contingencies and Commitments

None

Contractual Obligations

None.

Inflation

We do not believe that inflation will have a material impact on our future operations.

Off-Balance sheet arrangements

We are not aware of any off-balance sheet transactions requiring disclosure.

Related Stockholder Matters

See: "Summary of terms of the Acquisition"

Purchase of Equity Securities

Except as provided in the acquisition of Multigioco, as set forth herein, the Company has purchased no other equity securities.

UNREGISTERED SALES OF EQUITY SECURITIES

On August 15, 2014, the Company issued an aggregate of 2,000,000 shares of common stock due to the Acquisition of Multigioco Srl as contemplated herein to Doriana Gianfelici and Beniamino Gianfelici, pursuant to the exemption from the registration requirements of Section 5 of the Securities Act provided by
Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The shares were issued in lieu of cash pursuant to the Share Purchase Agreement to acquire Multigioco. The cash price of EUR 1,000,000 was determined to equal $1,371,000 using an exchange rate of 1.371 US dollars per euro, therefore the shares were issued at a price of $1.03 per share.

In accordance with the Share Purchase Agreement, the Company has the right to repurchase the shares on September 30, 2014 or sooner if practicable at a price of EUR 1,000,000.

Changes in and Disagreements with Accountants

Not applicable.

Defaults upon Senior Securities

None.

Directors, Executive Officers and Corporate Governance.


      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
                        RELATED STOCKHOLDER MATTERS.

Security ownership of certain beneficial owners

The tables below set forth, as of the date of this report the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock,
(ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the Company believes that the beneficial owners of the shares have sole voting and investment power over such shares. The address of all individuals for whom an address is not otherwise indicated is 671 Westburne Dr., Concord, Ontario L4K 4Z1.

                      Name and Address                                  Percent
Title of Class        of Beneficial Owner                   Amount     of Class
--------------        -----------------------------    -----------     --------
Common                Braydon Capital Corp.              5,693,228        27.5%
                      42 Wishing Well Crt.
                      Kleinburg, Ontario

Common                Gold Street Capital Corp.         12,360,600        59.8%
                      155 Mary Street, Zephyr House
                      Georgetown, Grand Cayman

Common                Doriana Gianfelici and
                      Beniamino Gianfelici (Joint)       2,000,000         9.7%
                      Via Frascineto 24, Rome, Italy

SECURITY OWNERSHIP OF MANAGEMENT

                  Name and Address                             Direct/   Percent
Title of Class    of Beneficial Owner                 Amount  Indirect  of Class
--------------    -----------------------------   ----------  --------  --------

Management of Empire Global Corp. parent:

Common            Michele Ciavarella              18,053,828  Indirect     87.3%
                  Chairman, CEO, COO, CFO
                  671 Westburne Dr.
                  Concord, Ontario, L4K 4Z1

Management of Multigioco Srl. subsidiary:

Common            Beniamino Gianfelici
                  Alessandro Marcelli, and
                  Doriana Gianfelici               2,000,000    Direct      9.7%
                  Director and President
                  Via Frascineto 24, Rome, Italy

Common            Total shares owned by officers  20,538,828               97.0%
                  and directors of the Company
                  as a group. All directors and
                  executive officers (2 persons)

The above tables are based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 20,675,800 shares of common stock outstanding as of the date of this report.

Unless otherwise indicated, we have been advised that all individuals or entities listed have the sole power to vote and dispose of the number of shares set forth opposite their names. For purposes of computing the number and percentage of shares beneficially owned by a security holder, any shares which such person has the right to acquire within 60 days of the date of this report are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other security holder.

We currently do not maintain any equity compensation plans. We are not aware of any arrangements that could result in a change in control of the company.

MANAGEMENT

Our executive officers and directors after completion of the Purchase Agreement are as follows:

Name                    Age     Entity                  Position

Michele Ciavarella       52     Empire Global Corp.     Chairman and CEO

Beniamino Gianfelici     68     Multigioco Srl          CEO
Alessandro Marcelli      40     Multigioco Srl.         COO
Doriana Gianfelici       37     Multigioco Srl.         Treasurer

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Each executive officer who is not a US citizen is engaged as an independent contractor due to restrictions on employment of citizens of foreign countries. Our directors hold office for one-year terms or until their successors have been elected and qualified. There are no family relationships between any of our directors, executive officers or other key personnel and any other of our directors, executive officers or key personnel. There are no arrangements or understandings between any of our directors or executive officers and any other persons pursuant to which such director or executive officer was selected in that capacity.

Empire Global Corp. (Parent)

Michele Ciavarella, Chairman and CEO

Mr. Michele Ciavarella is 52 years old and is our former president, and chief executive officer. Mr. Ciavarella graduated from Laurentian University with a Bachelor of Science degree in science with studies in mining engineering. From 2002 to 2004 Mr. Ciavarella has served as a senior executive, financial planner and life insurance underwriter with Dagmar Insurance Services and financial advisor with Manulife Financial. Since 2005, Mr. Ciavarella has been engaged with the Company in multiple capacities and recently as our Director of Operations and in 2011 was appointed as chairman and executive officer.

Michele has over 25 years of executive, c-level and senior level management along with practical Six Sigma, S5 and Kaizen lean business process experience. He is a graduate of Laurentian University, Ontario, Canada with a degree in Liberal Science and the field of Mining Engineering. His experience ranges from personal and corporate financial planning, commodity trading advisor and portfolio manager to operating a Limited Market Dealer managing a portfolio of over $100 million as well as a broad range of executive level and board positions.

Michele will serve as our principal corporate liaison based in Malta to manage and organise all aspects of on the ground business development in the Italian gaming market with US SEC and other required regulatory filings.

Multigioco Srl. (Subsidiary)

Beniamino Gianfelici, CEO and Chairman

Mr. Beniamino (Benji) Gianfelici is the founder and director Newgioco Srl. Prior to establishing Newgioco Srl in the gaming business, Mr. Gianfelici, formed and operated a major construction enterprise which designed, engineered and constructed a number of prominent buildings in Rome, Italy. Through this entity Benji formed affable relationships with numerous high net worth citizens in a variety of upscale regions throughout Italy. He brings over 35 years of experience in gaming operations in Italy along with a wealth of business associations in the broader industry. In addition, Benji brings to the Company solidly formed relationships in several key centers around Italy.

Alessandro Marcelli, Chief Operating Officer and Director

Alessandro Marcelli brings 20 years of professional experience in the technology industry having a broad range of applicable cross border experience including a key role as Project Manager of Software with NATO working in the Turkish Army. From 1995 up to 2007 has employed in Vodafone Group PLC as manager of operational and maintenance center for the centre and south Italy. Alessandro has extensive experience in communications, team building as well as management skills in fast changing environments. Since 2007 Alessandro has been the COO and Managing Director of Newgioco Srl. and has been instrumental in its growth expanding Newgioco and Multigioco to over EUR 77 Million in gross annual gaming turnover during his tenure.

Doriana Gianfelici, Treasurer and Director

Ms. Gianfelici is the current CFO of Newgioco Srl and Multigioco Srl. Doriana established her career as a sales representative with a large ceramic and hydro-technical engineering firm graduating to become responsible for corporate administration. She now manages all of Multigioco's day to day financial and administrative duties related to its obligations with the AAMS and the continuous anti-money laundering reporting to the Bank of Italy.

Involvement in certain legal proceedings

During the past ten years, none of our directors or executive officers has been:

  - the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
  - convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
  - subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

  - found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;
  - subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
  - subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, executive officers or affiliates, or any beneficial owner of 5% or more of our common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

Director Independence

Although our stock is not eligible for trading on a national shares exchange, our board of directors undertook a review of the independence of each director within the meaning of NASDAQ listing standards and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our Chairman and director Mr. Michele Ciavarella does not qualify as an "Independent" director within the meaning of the NASDAQ listed company standards currently in effect if our stock were to be listed on NASDAQ and all applicable rules and regulations of the SEC.

Committees of the Board of Directors

Our board of directors currently has an advisory board, audit committee and a compensation committee. The entire board of directors performs all functions that would customarily be delegated to other committees. In the immediate future, we expect to have a nominating committee and a corporate governance committee. The proposed initial composition and primary responsibilities of each committee are described below. Our board of directors may establish other committees to facilitate the management of our business.

Our committees are comprised of the following persons:

Advisory Board:           Michele Ciavarella, B.Sc.
                          Julian L. Doyle, LLB

Audit Committee:          David Ciavarella, CA

Compensation Committee:   Michele Ciavarella, B.Sc.

Code of Ethics

Our Code of ethics was adopted on December 31, 2005 and filed with our annual report on 10-KSB on April 17, 2006. We expect to update our corporate governance at our earliest opportunity.

EXECUTIVE COMPENSATION

Executive compensation

To date, no compensation has been paid to any of our executives. We do not expect to establish employment agreements with our Canadian executives due to restrictions on citizens of foreign countries receiving compensation directly from US companies. Rather, we will establish a Services Agreement with Multigioco so that Multigioco will provide the management services of our executives through Multigioco. We expect to enter into employment agreement agreements and incentive programs with any future executives who are US citizens.

Compensation of Directors

To date, no compensation has been paid to any of our directors. In the future, we do not expect to compensate non-independent directors but we will consider compensation for any independent directors who are appointed.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Purchase Agreement

On May 15, 2014, we entered into a Share Exchange Agreement with Giuseppe Joe Parolini, a business person residing in Ontario, Canada which was subsequently rescinded and replaced on August 15, 2014, with a Share Purchase Agreement entered into by the Company and Doriana Gianfelici a business person with a principal address at Via Frascineto 24, Rome, Italy and Newgioco Srl. represented by its principal shareholder, Beniamino Gianfelici a business person with a principal address at Via G. Martorelli 72, Rome, Italy. The Share Purchase Agreement contemplated the acquisition of 100% of Multigioco for the purchase price of EUR 1,000,000. In lieu of cash the Company issued an aggregate of 2,000,000 shares of common stock to the Sellers on the Closing Date which the Company my repurchase up to September 30, 2014 for an amount equal the purchase price of EUR 1,000,000.

As a result of the Closing of the Share Purchase Agreement, Multigioco Srl is a wholly owned subsidiary of Empire Global Corp.

Beniamino Gianfelici is the father of Doriana Gianfelici and Doriana Gianfelici is the wife of Alessandro Marcelli, the CEO, Treasurer and COO of our wholly owned subsidiary Multigioco Srl. respectively.

Other material agreements

Multigioco services agreement with Microgame S.p.A.

On March 23, 2011, Multigioco entered into Service Provider (the "Services Agreement") with Microgame. Under the terms of the Services Agreement, Microgame provides servers and routers for connectivity to Sogei as required by AAMS. Microgame set up and hosts the websites owned by Multigioco such as multigioco.it, newgioco.it (the "websites") that includes downloadable casino games, browser web-based (non-downloadable) betting (including fixed-odds and/or pari-mutuel betting) on sports events, browser web-based (non-downloadable) bingo games, and browser web-based (non-downloadable) fixed-odds games, other than sports (collectively, the "e-Gaming Offerings") in addition to a mobile web application. Microgame also provides odds and pricing data feeds for integration with the proposed website as well as fee based online player acquisition management (player conversion) consulting services, fee based marketing and promotion management services, technical customer service, promotional events, payment processing, customer account settlement, management and Multigioco employee training for the website.

The material terms of the Services Agreement area as follows.

To assist Multigioco with the implementation of the License Agreement, Microgame has been or will be providing the following services and any other services to which the parties mutually agree:

  - Create, publish, host and manage the Multigioco websites
  - Certifies games available on Multigioco websites
  - Provides anti-money laundering system as required by Multigioco for license compliance
  - Establish 'operational excellence' through association with the operators acquired by Multigioco as permitted by the regulations enforced by the applicable governments within the Territory.
  - Take any other actions such as joint marketing campaigns that may assist in the development of our business of gaming in the Territory.

The Services Agreement is subject to the laws of Republic of Italy and terminates in 2021 contemporaneous with the expiration of Multigioco license.

The fee structure is as follows.

Microgame shall provide the above described services to Multigioco beginning March 23, 2011 through June 15, 2021. All fees are in euro. Taxes, if applicable, are additional. Monthly fees subject to change upon sixty (60) day written notice.

Multigioco paid upon signing of the Services Agreement: EUR 60,000
Ongoing Fees:

  - a % of the GGR of every games provided by Microgame
  - a fixed fee for website maintenance and anti-money laundering surveillance;
  - 50% of the monthly fee is due on the 5th of each month
  - 50% of the monthly fee at the end of the month

On the 7th day of each month we pay due to Microgame for our participation in the People's network

We have paid Microgame the EUR 60,000 we agreed to pay them to set up, deliver and host the branded website which will also include a branded mobile web application in addition to an annual fee of EUR 3,000 (as of the date of this filing, Multigioco has not implemented this service) for these services. In addition, we have agreed to pay Microgame a portion of the gross gaming revenue
(GGR) generated from the Multigioco websites plus applicable taxes. GGR is the gross turnover, minus gross win, leaving gross gaming yield and subtracting from that amount tax and any payments to software providers.

Multigioco Agents

Multigioco employs 20 agents to service each of the approximately 754 locations throughout Italy, The fees and commissions earned by each agent varies dependant on the complexity of duties, number of shops under supervision and size of geographic coverage required. Generally speaking, the typical agent earns a


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royalty fee of 10% of all Net Sales in the Territory meaning the amount of net gaming revenue sales generated after the deduction of winnings, AAMS taxes, rebates and other reductions.

Multigioco White-Label Services Agreements with arcticpoker.it and lovingbet.it

Multigioco has two active White-label Service Agreements (the "White-label Agreement") with Promoters which operate under unique website skins:

  1. articpoker.it (focussed on betting shops); and
  2. lovingbet.it (a multiservice utility for franchise shops that combined with a typical games pack, may also provide ancillary electronic transaction services such as payments of utility bills, television, cell phone SIM Recharge and so on).

A White-label webpage is a complete gaming website operated by a Promoter which displays unique contents, logos, insignias and special promotions offered by the Promoter through a dedicated intranet interface (or "Skin") linked directly to the Dealers' (Multigioco or licensed operator's) website. The Promoter earns fees according to the turnover generated through their website.

Except for negotiable commissions with each independent Promoter, each White-label Agreement is identical in form and content to ensure compliance with license requirements. Essentially, the Skin is managed by the Promoter for us in the same way that we manage our own direct websites. In addition to management of website graphics, the Company provides: customer care services, payout and withdrawal service, VISA gateway for gaming account funded by player credit and gaming cards, as well as the game line-up we make available.

Under the terms of the White-label Agreement, the Promoter must comply with the rules and regulations set out in the White-label Agreement specifically related to connectivity to the AAMS network as well as strict operating and upgrade procedures which the Dealer or Multigioco provides:

  - authorization to operate the gaming website through the license of the Dealer;
  - technological back office, filters, channels and communication tools and website maintenance;
  - client access to real-time gaming through gaming software, live sports betting;
  - financial or cash management of wagers, wins, loses and turnover;
  - client data base management;
  - on-time regulatory and software updates;
  - onsite assistance, help desk call center and quality assurance;
  - real-time activity reports, etc.

The following table is a representation of the January 2014 financial breakdown of results related to one of our White-label Agreements:

     GGR            License           Shop           Promoter        Multigioco
                     Costs         Commission       Commission         Income
EUR 29,046.31    EUR 3,381.28     EUR 12,329.02    EUR 5,277.19     EUR 8,058.82

In general, the headings represent the following:

GGR column represents the gross income generated by the website from player wagers less winnings.



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License Costs column represents the fees due to Microgame for AAMS network connectivity services as described elsewhere in this report plus the AAMS regulator tax on the various games played during the month.
Shop Commission column represents income (commission) attributed to the third party shop for operating the Skins website.
Promoter Commission column represent the income credited to the main contracted
  Promoter.
The final column is our income (licensor) before expenses.

In comparison, for our directly managed websites we do not pay the various commissions however, we do incur marketing and other promotional costs and responsibilities. Essentially, our income is reduced by the expenses related to our overhead such as the License Costs, customer care services as well as general and administrative expenses. In addition to increasing our overall operating revenues, the ancillary benefit of engaging and using Promoters for regional distribution is brand expansion and our footprint coverage throughout Italy.


                          DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital consists of 80,000,000 shares of common stock at a par value of $0.0001 per share. We have no other authorized class of stock.

Capital Stock Issued and Outstanding

As of December 31, 2013, 18,675,800 shares of our common stock were issued and outstanding. On completion of the Purchase Agreement, an additional 2,000,000 shares of our common stock were issued to bring the total issued and outstanding to 20,675,800 share of our common stock. The aggregate of 2,000,000 new shares were issued to Doriana Gianfelici and Beniamino Gianfelici according to the terms of the Purchase Agreement upon the Closing.

After completion of the Purchase Agreement, there were approximately 400 shareholders of record of our common stock. Some shares of our common stock are held in street or nominee name by brokers and other institutions on behalf of shareholders and we are unable to estimate the total number of share represented by these record holders.

As of the date of this report, we have 500 warrants outstanding exercisable at $1.00 per warrant to purchase one common share per warrant prior to July 9, 2016.

Description of Common Stock

The holders of common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.




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Market Price of and Dividends on the Registrant's Common Equity and Related
Stock Matters

Our common stock is quoted on the Over the Counter Pink Sheet Quotation System (OTC-PK), which is a network of security dealers who buy and sell stock. The OTC-PK is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than other markets. Purchasers of our common stock may therefore have difficulty selling their shares should they wish to do so.

The stock market in general and the stock prices of Empire's common stock in particular, have experienced extreme volatility that often has been unrelated to the operating performance of any specific public company. The market price of Empire's common stock has fluctuated in the past and is likely to fluctuate in the future as well, especially if Empire's common stock continues to be thinly traded. Factors that may have a significant impact on the market price of Empire's common stock include:

  a. announcements concerning Empire or its competitors, including the negotiation for or acquisition of a target business;
  b.  announcements regarding financial developments;
  c. government regulations, including stock option accounting and tax regulations;
  d.  acts of terrorism and war; or
  e. rumors or allegations regarding Empire's financial disclosures or practices.

A small number of Empire's stockholders own a substantial amount of Empire's common stock, and if such stockholders were to sell those shares in the public market within a short period of time, the price of Empire's common stock could drop significantly. A large number of shares of outstanding common stock are restricted and are not freely-trading. An established public trading market for our common stock may never develop or, and if developed, it may not be sustained.

The following tables set forth the high and low sale prices for our common stock as reported on the OTC Markets LLC for the periods covered by this report as indicated.

                                                         BID PRICES
2012 PERIOD                                         HIGH             LOW
January 1 - March 31                             $  0.01          $  0.01
April 1 - June 30                                   0.01             0.01
July 1 - September 30                               0.01             0.01
October 1 - December 31                             0.01             0.01

2013 PERIOD                                         HIGH             LOW
January 1 - March 31                             $  0.005         $  0.0022
April 1 - June 30                                   0.005            0.01
July 1 - September 30                               0.01             0.01
October 1 - December 31                             0.035            0.01

Dividends

Dividends may be declared and paid out of legally available funds at the discretion of our Board of Directors. We do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors. We currently intend to utilize all available funds to develop our business.
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Securities Authorized for Issuance under Equity Compensation Plan

We do not have a formal equity compensation plan in effect nor did we grant any equity-based compensation awards.

Transfer Agent and Registrar

The transfer agent for our common stock is Signature Stock Transfer, 2632 Coachlight Court, Plano, Texas 75093 and the telephone number is 972.612.4120.

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify him or his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.


AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

Item 3.02 Unregistered Sale of Equity Securities

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

On August 15, 2014 pursuant to the Purchase Agreement, we issued an aggregate of 2,000,000 shares of our common stock to Doriana Gianfelici and Beniamino Gianfelici, the shareholders of Multigioco, in exchange for all of the outstanding capital stock of Multigioco. The issuance of our common stock to Doriana Gianfelici and Beniamino Gianfelici was exempt from the registration requirements of the Securities Act pursuant to Section 492 for the offer and sale of securities not involving a public offering. These shares of our common stock have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.




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Item 5.06 Change in Shell Company Status.

As described in Item 2.01 of this current report, on August 15, 2014, the Acquisition was completed. As a result of this Transaction, we are no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 7.01 - Regulation FD Disclosure

On August 18, 2014 we issued a press release regarding the closing of the Acquisition, a copy of which is furnished as Exhibit 10.3 hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The accompanying audited balance sheets of Multigioco Srl., expressed in euros as of December 31, 2012 and 2013 and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended
December 31, 2012 and 2013 including the notes to such financial statements, are incorporated herein by reference and attached as an exhibit hereto.

The accompanying unaudited balance sheets of Multigioco Srl., expressed in euros as of June 30, 2014 and the related statements of operations, changes in equity, comprehensive income and cash flows for the six months ended June 30, 2014 and 2013 including the notes to such financial statements, are incorporated herein by reference and attached as an exhibit hereto.

(b) Proforma financial information

The accompanying proforma combined balance sheet presents the accounts of Empire as if the acquisition of Multigioco occurred on December 31, 2013. The accompanying proforma consolidated statements of operations present the accounts of Empire and Multigioco for the year ended December 31, 2013, and for the year ended December 31, 2012, as if the acquisition occurred on January 1, 2013, and January 1, 2013, for the purpose of the statements of operations, respectively. For accounting purposes, the transaction is being accounted for as a business combination resulting in Empire Global Corp. being the accounting acquirer. The proforma financial statements are incorporated herein by reference and attached as an exhibit hereto.

Reference is made to Item 9.01 (a) of this report and the exhibit referred to therein, which are incorporated herein by reference.

(d) Exhibits

Exhibit
No.     Description
10.1 Share Purchase Agreement by and between Empire and Doriana Gianfelici and Beniamino Gianfelici dated August 15, 2014
10.2    Rescission letter to Giuseppe Joe Parolini
10.3    Press Release issued August 18, 2014
99.1 Audited financial statements of Multigioco for the years ended December 31, 2013 and 2012
99.2    Copy of Opinion Letter from Pitagora Revisione
99.3 Unaudited financial statements of Multigioco for the six months ended June 30, 2014 and 2013
99.4    Copy of Review Letter from Pitagora Revisione
99.3 Unaudited proforma financial statements of Empire and Multigioco as of December 31, 2013 and June 30, 2014
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


EMPIRE GLOBAL CORP.


By:  /s/ Michele Ciavarella, B.Sc.                        Date: August 18, 2014.
   -------------------------
         Michele Ciavarella, B.Sc.
         Chairman of the Board,
         Chief Executive Officer
         Principal Financial Officer












































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